THE WEISS FUND

                                 4176 Burns Road
                          Palm Beach Gardens, FL 33410
                                 (800) 289-8100


                       Statement of Additional Information

                                 April 30, 2002



                      Weiss Treasury Only Money Market Fund
                        Weiss Millennium Opportunity Fund



This Statement of Additional Information pertains to the Weiss Treasury Only Money Market Fund (the "Money Market Fund") and Class A shares of Weiss Millennium Opportunity Fund (the "Millennium Opportunity Fund") (each a "Fund" and, collectively, the "Funds"), each of which is a separate, diversified series of The Weiss Fund, a Massachusetts business trust (the "Trust") that currently consists of two portfolios. Each Fund is managed by Weiss Money Management, Inc. (the "Manager").


This Statement of Additional Information is not a prospectus and should be read in conjunction with the Prospectus for the Funds dated April 30, 2002, as amended from time to time, copies of which may be obtained from the Trust without charge by writing to the above address or by calling (800) 289-8100.





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INVESTMENT OBJECTIVE, RESTRICTIONS AND TECHNIQUES.............................1

WEISS TREASURY ONLY MONEY MARKET FUND.........................................1
         Investment Objective.................................................1
         Investments..........................................................1

WEISS MILLENNIUM OPPORTUNITY FUND.............................................3

         Investment Objective.................................................3
         Investments..........................................................4
         Investment Restrictions.............................................16

ORGANIZATION OF THE FUNDS....................................................19


TRUSTEES AND OFFICERS........................................................22


MANAGEMENT COMPENSATION......................................................23


INVESTMENT ADVISORY AND OTHER SERVICES.......................................23

         Investment Manager..................................................23
         Distributor.........................................................25
         Code of Ethics......................................................25
         Administrator.......................................................25
         Transfer Agent, Dividend Disbursing Agent and Custodian.............25

PERFORMANCE INFORMATION......................................................26

         Average Annual Total Return.........................................26
         Cumulative Total Return.............................................27
         Total Return........................................................27
         Capital Change......................................................27
         Yield (Money Market Fund Only)......................................28
         Comparison of Portfolio Performance.................................28

BUYING SHARES................................................................29


REDEMPTIONS..................................................................30


DIVIDENDS AND DISTRIBUTIONS..................................................30


TAXES........................................................................31


BROKERAGE ALLOCATION.........................................................35


NET ASSET VALUE..............................................................36


INDEPENDENT ACCOUNTANTS......................................................37


FINANCIAL STATEMENTS.........................................................37


ADDITIONAL INFORMATION.......................................................37


APPENDIX A...................................................................38





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..........INVESTMENT OBJECTIVE, RESTRICTIONS AND TECHNIQUES

Each Fund is a diversified series of the Trust, an open-end, management investment company. Each Fund's investment objective is discussed in the Prospectus and summarized below. There is no assurance that either Fund will achieve its objective. The investment objective of each Fund is not fundamental and may be changed by the Trustees without shareholder approval. Unless otherwise stated, each Fund's policies are not fundamental.

..........WEISS TREASURY ONLY MONEY MARKET FUND

..........Investment Objective

The investment objective of Money Market Fund is to seek maximum current income consistent with preservation of capital. The Fund pursues its objective by investing exclusively in U.S. Treasury securities, which are direct obligations of the U.S. Treasury, repurchase agreements secured by such obligations and other funds that invest primarily in Treasuries. Money Market Fund seeks to maintain a constant net asset value of $1.00 per share and declares dividends daily. Under certain circumstances the Fund may not be able to maintain a stable net asset value.

..........Investments

U.S. Treasury Securities

Money Market Fund invests primarily in direct obligations of the U.S. Treasury (e.g., Treasury bills, notes, and bonds). When such securities are held to maturity, the payment of principal and interest is unconditionally guaranteed by the U.S. Government, and therefore they are of the highest possible credit quality. U.S. Treasury securities that are not held to maturity are subject to variations in market value caused by fluctuations in interest rates.

In general, investing in debt securities involves both interest rate and credit risk. As a rule, the value of debt instruments rises and falls inversely with interest rates. As interest rates decline, the value of debt securities generally increases. Conversely, rising interest rates tend to cause the value of debt securities to decrease. Debt securities with longer maturities generally are more volatile than those with shorter maturities.

Repurchase Agreements

Money Market Fund may enter into repurchase agreements with selected brokers-dealers, banks or other financial institutions. A repurchase agreement is an arrangement under which the purchaser (i.e., Money Market Fund) purchases a U.S. Government or other high quality short-term debt obligation (an
"Obligation") and the seller agrees at the time of sale to repurchase the Obligation at a specified time and price.

Custody of the Obligation will be maintained by Money Market Fund's custodian. The repurchase price may be higher than the purchase price, the difference being income to the applicable Fund, or the purchase and repurchase prices may be the same, with interest at a stated rate due to the Fund together with the repurchase price on repurchase. In either case, the income to Money Market Fund is unrelated to the interest rate on the Obligation subject to the repurchase agreement.

Repurchase agreements pose certain risks for all entities, including Money Market Fund, that utilize them. Such risks are not unique to the Fund but are inherent in repurchase agreements. The Fund seeks to minimize such risks by, among others, the means indicated below, but because of the inherent legal uncertainties involved in repurchase agreements, such risks cannot be eliminated.

For purposes of the Investment Company Act of 1940, as amended (the "1940 Act"), a repurchase agreement is deemed to be a loan from Money Market Fund to the seller of the Obligation. It is not clear whether for other purposes a court would consider the Obligation purchased by the Fund subject to a repurchase agreement as being owned by the Fund or as being collateral for a loan by the Fund to the seller.

If in the event of bankruptcy or insolvency proceedings against the seller of the Obligation, a court holds that Money Market Fund does not have a perfected security interest in the Obligation, the Fund may be required to return the Obligation to the seller's estate and be treated as an unsecured creditor of the seller. As an unsecured creditor, the Fund would be at risk of losing some or all of the principal and income involved in the transaction. To minimize this risk, Money Market Fund utilizes custodians and subcustodians that the Manager believes follow customary securities industry practice with respect to repurchase agreements, and the Manager analyzes the creditworthiness of the obligor, in this case the seller of the Obligation. But because of the legal uncertainties, this risk, like others associated with repurchase agreements, cannot be eliminated.

Also, in the event of commencement of bankruptcy or insolvency proceedings with respect to the seller of the Obligation before repurchase of the Obligation under a repurchase agreement, Money Market Fund may encounter delay and incur costs before being able to sell the security. Such a delay may involve loss of interest or a decline in price of the Obligation.

Apart from risks associated with bankruptcy or insolvency proceedings, there is also the risk that the seller may fail to repurchase the security. However, if the market value of the Obligation subject to the repurchase agreement becomes less than the repurchase price (including accrued interest), Money Market Fund will direct the seller of the Obligation to deliver additional securities so that the market value of all securities subject to the repurchase agreement equals or exceeds the repurchase price.

Certain repurchase agreements which provide for settlement in more than seven days can be liquidated before the nominal fixed term on seven days' or less notice. Such repurchase agreements will be regarded as illiquid instruments. Money Market Fund currently intends to limit its investments in repurchase agreements to those with maturities of less than seven days.

Money Market Fund may also enter into repurchase agreements with any party deemed creditworthy by the Manager, including broker-dealers, if the transaction is entered into for investment purposes and the counterparty's creditworthiness is at least equal to that of issuers of securities which the Fund may purchase.

Zero Coupon Securities. Money Market Fund may invest up to 10% of its assets in zero coupon securities. Zero coupon bonds are issued and traded at a discount from their face value. They do not entitle the holder to any periodic payment of interest prior to maturity.


Current federal income tax law requires holders of zero coupon securities to report the portion of any original issue discount on such securities that accrues during a given year as interest income, even though the holders receive no cash payments of interest during the year. In order to qualify as a "regulated investment company" under the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations thereunder, Money Market Fund must distribute its investment company taxable income, including any original issue discount accrued on zero coupon bonds. Because the Fund will not receive cash payments on a current basis in respect of any accrued original issue discount on these bonds, in some years the Fund may have to distribute cash obtained from other sources in order to satisfy the distribution requirements under the Code. Money Market Fund might obtain such cash from selling other portfolio holdings which might cause the Fund to incur capital gains or losses on the sale. Additionally, these actions are likely to reduce the assets to which Fund expenses could be allocated and to reduce the rate of return for the Fund. In some circumstances, such sales might be necessary in order to satisfy cash distribution requirements even though investment considerations might otherwise make it undesirable for the Fund to sell the securities at the time.


Generally, the market prices of zero coupon securities are more volatile than the prices of securities that pay interest periodically and in cash and are likely to respond to changes in interest rates to a greater degree than other types of debt securities having similar maturities and credit quality.

Other Investment Companies. For temporary defensive or emergency purposes, Money Market Fund may invest up to 100% of its assets in cash or in the securities of other mutual funds investing primarily in U.S. Treasury securities and repurchase agreements subject to applicable securities regulations. When the Fund invests in another mutual fund, it pays a pro rata portion of the advisory fees and other expenses of that fund as a shareholder of that fund. These expenses are in addition to the advisory and other expenses Money Market Fund pays in connection with its own operations.

When-Issued Securities. When Money Market Fund purchases new issues of securities on a when-issued basis, the Fund's custodian will establish a segregated account for the Fund consisting of cash, U.S. Treasury securities or other high-grade debt securities equal to the amount of the commitment. If the value of securities in the account should decline, additional cash or securities will be placed in the account so that the market value of the account will equal the amount of such commitments by the Fund on a daily basis.

Securities purchased on a when-issued basis and the securities held in Money Market Fund's portfolio are subject to changes in market value based upon various factors including changes in the level of market interest rates. Generally, the value of such securities will fluctuate inversely to changes in interest rates (i.e., they will appreciate in value when market interest rates decline and decrease in value when market interest rates rise). For this reason, placing securities rather than cash in the segregated account may have a leveraging effect on the Fund's net assets. In other words, to the extent that Money Market Fund remains substantially fully invested in securities at the same time that it has committed to purchase securities on a when-issued basis, there will be greater fluctuations in its net assets than if it had set aside cash to satisfy its purchase commitment. Upon the settlement date of the when-issued securities, the Fund ordinarily will meet its obligation to purchase the securities from available cash flow, use of the cash (or liquidation of securities) held in the segregated account or sale of other securities. Although it would not normally expect to do so, Money Market Fund also may meet its obligation from the sale of the when-issued securities themselves (which may have a current market value greater or less than the Fund's payment obligation). The sale of securities to meet such obligations carries with it a greater potential for the realization of capital gains.

WEISS MILLENNIUM OPPORTUNITY FUND

Investment Objective

The investment objective of Millennium Opportunity Fund is to seek capital appreciation.

Investments

Millennium Opportunity Fund pursues its objective by investing primarily in a portfolio of equity securities, such as common stocks, and engaging in short sales of such securities. The Fund employs a "long-short" approach. With this approach, the Fund will seek to purchase stocks of companies that, in the Manager's opinion, have (1) strong or improving fundamentals, (2) lower vulnerability to adverse factors such as global deflation or a domestic recession, and/or (3) operate in sectors of the market that show accelerating momentum and strong relative strength. At the same time, Millennium Opportunity Fund will seek to sell short stocks of issuers which the Manager believes have
(1) weak or deteriorating fundamentals, (2) greater vulnerability to adverse factors, and/or (3) operate in sectors of the market that show decelerating momentum and weak relative strength. Although the Manager expects that the Fund's "long" equity positions will generally outweigh its "short" equity positions, the Fund is not restricted in the amount of its assets that it may commit to short sales.

Investments may be made in well-known, established companies, as well as in newer and relatively unseasoned companies. Individual security selection aided by computer technology is an important part of Millennium Opportunity Fund's investment approach. The Manager utilizes a risk management system based upon a quantitative model that is a combination of momentum, price behavior, and volatility indicators. The objective of this model is to identify those periods when the stock market is vulnerable. This model is used to adjust the level of the Fund's equity exposure, ranging from fully invested, neutral, or short. Potential investments of Millennium Opportunity Fund are also evaluated using fundamental analysis including criteria such as earnings outlook, cash flow, asset values, sustainability of product cycles, expansion opportunities, management capabilities, industry outlook, competitive position, and current price relative to long-term value of the company.

Under normal circumstances, it is expected that at least 65% of Millennium Opportunity Fund's assets will be invested in equity securities, comprised of both long and short positions. The Manager anticipates that a portion of the Fund's assets will be allocated, in both long and short positions, to stocks selected by the Manager based primarily upon fundamental analysis, with a buy and hold strategy in mind. In addition, another part of Millennium Opportunity Fund's assets will be comprised of both long and short positions in stocks selected by the Manager based upon such criteria as fundamental momentum and relative value, invested with a short-term investment strategy driven primarily by sector analysis. The Manager expects that approximately 20% of the Fund's assets will, under normal conditions, be invested in fixed-income securities, cash and cash equivalents. Depending on the Manager's perception of market conditions, these percentages may differ substantially at various times.

The following describes the Manager's investment approach in greater detail.

Analysis:

o Fundamental analysis: Companies are evaluated for their fundamental ability to withstand, or even take advantage of, adverse economic conditions, such as global deflation or a domestic recession. Factors such as cash flow, asset values, competitive position, current price and industry outlook may also be considered. A Strongest List and a Weakest List are produced based on this analysis.

o Sector analysis: A proprietary computer model evaluates various market sectors to aid the Manager in selecting for purchase securities from sectors of the economy that are showing strength or, conversely, selling stocks short in sectors that are showing weakness.

o Market trend analysis: Based on a proprietary model, a bullish (indicating a rising market) or bearish (indicating a falling market) signal is generated.

Security Selection:

Based upon the results of both the fundamental and sector analyses discussed above:

o A Buy Candidates List is created containing stocks in sectors ranked high.

o A Short-Sale Candidates List is created with stocks in sectors ranked low.

Portfolio Structure:

Millennium Opportunity Fund's assets will normally be invested as set forth below. Depending on the Manager's perception of market conditions, these percentages may differ substantially at various times.

o Approximately 30% of Millennium Opportunity Fund's assets be allocated to core positions (positions the Manager intends to hold for a while). The Manager intends to split these between (a) long positions in stocks selected from the Strongest List and (b) short positions in stocks selected from the Weakest List.

o Approximately 50% of Millennium Opportunity Fund's assets will normally consist of actively traded equity positions which will be allocated based upon the market trend analysis discussed above. In a bullish market, trading positions will be primarily allocated to long positions in stocks selected from the Buy Candidates List. In a bearish market, this portion of the assets will consist primarily of short equity positions in stocks selected from the Short-Sale Candidates List.

o Approximately 20% of Millennium Opportunity Fund's assets will be invested in debt securities of corporate issuers, including convertible securities, commercial paper and zero coupon bonds, and debt securities issued or guaranteed by the United States government and its agencies or instrumentalities. In a neutral market or for temporary defensive or emergency purposes, the Fund's exposure to these types of securities may be increased significantly.

Millennium Opportunity Fund may, but is not required to, effect transactions in options on securities and stock indices and options on stock index futures contracts for hedging purposes.

As a result of the investment techniques used by Millennium Opportunity Fund, the Fund expects that a significant portion (up to 100%) of its assets will be held in liquid securities in a segregated account as "cover" for the investment techniques the Fund employs. These assets may not be sold while the position in the corresponding instrument or transaction (e.g., option or short sale) is open unless they are replaced by similar assets. As a result, the commitment of a large portion of Millennium Opportunity Fund's assets to "cover" investment techniques could impede portfolio management or the Fund's ability to meet redemption requests or other current obligations.

Descriptions in this SAI of a particular investment practice or technique in which Millennium Opportunity Fund may engage (such as short selling or hedging) or a financial instrument which the Fund may purchase (such as options) are meant to describe the spectrum of investments that the Manager, in its discretion, might, but is not required to, use in managing the Fund's portfolio assets. The Manager may, in its discretion, at any time employ such practice, technique or instrument for one or more funds but not for all funds advised by it. Furthermore, it is possible that certain types of financial instruments or investment techniques described herein may not be available, permissible, economically feasible or effective for their intended purposes in all markets. Certain practices, techniques, or instruments may not be principal activities of Millennium Opportunity Fund but, to the extent employed, could from time to time have a material impact on the Fund's performance.

Common Stocks

Common stock can be issued by companies to raise cash; all common stock shares represent a proportionate ownership interest in a company. As a result, the value of common stock rises and falls with a company's success or failure. The market value of common stock can fluctuate significantly, with smaller companies being particularly susceptible to price swings. Transaction costs in smaller company stocks may also be higher than those of larger companies.

Short Sales

Millennium Opportunity Fund may seek to realize additional gains or hedge investments through short sales. Short sales are transactions in which the Fund sells a security it does not own in anticipation of a decline in the market value of that security. To complete such a transaction, Millennium Opportunity Fund must borrow the security to make delivery to the buyer. The Fund then is obligated to replace the security borrowed by purchasing it at the market price at or prior to the time of replacement. The price at such time may be more or less than the price at which the security was sold by the Fund. Until the security is replaced, the Fund is required to repay the lender any dividends or interest that accrue during the period of the loan. To borrow the security, Millennium Opportunity Fund also may be required to pay a premium, which would increase the cost of the security sold. The net proceeds of the short sale will be retained by the broker (or by the Fund's custodian in a special custody account), to the extent necessary to meet margin requirements, until the short position is closed out. Millennium Opportunity Fund also will incur transaction costs in effecting short sales.

Millennium Opportunity Fund will incur a loss as a result of the short sale if the price of the security increases between the date of the short sale and the date on which the Fund replaces the borrowed security. The Fund will realize a gain if the security declines in price between those dates. The amount of any gain will be decreased, and the amount of any loss increased, by the amount of the premium, dividends, interest or expenses the Fund may be required to pay in connection with a short sale. There can be no assurance that the Fund will be able to close out a short position at a particular time or at an acceptable price.

Convertible Securities

The convertible securities in which Millennium Opportunity Fund may invest include corporate bonds, notes, debentures, preferred stock and other securities that may be converted or exchanged at a stated or determinable exchange ratio into underlying shares of common stock. Investments in convertible securities can provide income through interest and dividend payments as well as an opportunity for capital appreciation by virtue of their conversion or exchange features. Because convertible securities can be converted into equity securities, their values will normally vary in some proportion with those of the underlying equity securities. Convertible securities usually provide a higher yield than the underlying equity, however, so that the price decline of a convertible security may sometimes be less substantial than that of the underlying equity security. The exchange ratio for any particular convertible security may be adjusted from time to time due to stock splits, dividends, spin-offs, other corporate distributions or scheduled changes in the exchange ratio. Convertible debt securities and convertible preferred stocks, until converted, have general characteristics similar to both debt and equity securities. Although to a lesser extent than with debt securities generally, the market value of convertible securities tends to decline as interest rates increase and, conversely, tends to increase as interest rates decline. In addition, because of the conversion or exchange feature, the market value of convertible securities typically changes as the market value of the underlying common stock changes, and, therefore, also tends to follow movements in the general market for equity securities. When the market price of the underlying common stock increases, the price of a convertible security tends to rise as a reflection of the value of the underlying common stock, although typically not as much as the price of the underlying common stock. While no securities investments are without risk, investments in convertible securities generally entail less risk than investments in common stock of the same issuer.

As debt securities, convertible securities are investments that provide for a stream of income. Like all debt securities, there can be no assurance of income or principal payments because the issuers of the convertible securities may default on their obligations (see following section). Convertible securities generally offer lower yields than non-convertible securities of similar quality because of their conversion or exchange features.

Convertible securities generally are subordinated to other similar but non-convertible securities of the same issuer, although convertible bonds, as corporate debt obligations, are senior in right of payment to all equity securities, and convertible preferred stock is senior to common stock, of the same issuer. However, convertible bonds and convertible preferred stock typically have lower coupon rates than similar non-convertible securities. Convertible securities may be issued as fixed income obligations that pay current income.

Debt Securities

In General. Investment in debt securities involves both interest rate and credit risk. Generally, the value of debt instruments rises and falls inversely with fluctuations in interest rates. As interest rates decline, the value of debt securities generally increases. Conversely, rising interest rates tend to cause the value of debt securities to decrease. Bonds with longer maturities generally are more volatile than bonds with shorter maturities. The market value of debt securities also varies according to the relative financial condition of the issuer. In general, lower-quality bonds offer higher yields due to the increased risk that the issuer will be unable to meet its obligations on interest or principal payments at the time called for by the debt instrument.

Investment-Grade Debt Securities. Millennium Opportunity Fund may invest in debt securities that are given an investment-grade rating by Moody's Investors Service, Inc. ("Moody's") or Standard & Poor's Ratings Group ("S&P"), and may also invest in unrated debt securities that are considered by the Manager to be of comparable quality. Bonds rated Aaa by Moody's and AAA by S&P are judged to be of the best quality (i.e., capacity to pay interest and repay principal is extremely strong). Bonds rated Aa/AA are considered to be of high quality (i.e., capacity to pay interest and repay principal is very strong and differs from the highest rated issues only to a small degree). Bonds rated A are viewed as having many favorable investment attributes, but elements may be present that suggest a susceptibility to the adverse effects of changes in circumstances and economic conditions than debt in higher rated categories. Bonds rated Baa/BBB (considered by Moody's to be "medium grade" obligations) are considered to have an adequate capacity to pay interest and repay principal, but certain protective elements may be lacking (i.e., such bonds lack outstanding investment characteristics and have some speculative characteristics). See Appendix A for a description of these ratings.

Commercial Paper. Commercial paper represents short-term unsecured promissory notes issued in bearer form by bank holding companies, corporations and finance companies. Millennium Opportunity Fund may invest in commercial paper that is rated Prime-1 by Moody's or A-1 by S&P or, if not rated by Moody's or S&P, is issued by companies having an outstanding debt issue rated Aaa or Aa by Moody's or AAA or AA by S&P.

U.S. Treasury Securities. Millennium Opportunity Fund may invest in direct obligations of the U.S. Treasury (e.g., Treasury bills, notes, and bonds). When such securities are held to maturity, the payment of principal and interest is unconditionally guaranteed by the U.S. Government, and therefore they are of the highest possible credit quality. U.S. Treasury securities that are not held to maturity are subject to variations in market value caused by fluctuations in interest rates.

Zero Coupon Securities. Millennium Opportunity Fund may invest in zero coupon securities. Zero coupon bonds are issued and traded at a discount from their face value. They do not entitle the holder to any periodic payment of interest prior to maturity.

Current federal income tax law requires holders of zero coupon securities to report the portion of any original issue discount on such securities that accrues during a given year as interest income, even though the holders receive no cash payments of interest during the year. In order to qualify as a "regulated investment company" under the Code, and the regulations thereunder, Millennium Opportunity Fund must distribute its investment company taxable income, including any original issue discount accrued on zero coupon bonds. Because the Fund will not receive cash payments on a current basis in respect of any accrued original issue discount on these bonds, in some years the Fund may have to distribute cash obtained from other sources in order to satisfy the distribution requirements under the Code. Millennium Opportunity Fund might obtain such cash from selling other portfolio holdings which might cause the Fund to incur capital gains or losses on the sale. Additionally, these actions are likely to reduce the assets to which Fund expenses could be allocated and to reduce the rate of return for the Fund. In some circumstances, such sales might be necessary in order to satisfy cash distribution requirements even though investment considerations might otherwise make it undesirable for Millennium Opportunity Fund to sell the securities at the time.

Generally, the market prices of zero coupon securities are more volatile than the prices of securities that pay interest periodically and in cash and are likely to respond to changes in interest rates to a greater degree than other types of debt securities having similar maturities and credit quality.

When-Issued Securities. When Millennium Opportunity Fund purchases new issues of securities on a when-issued basis, the Fund's custodian will establish a segregated account for the Fund consisting of cash, U.S. Treasury securities or other high-grade debt securities equal to the amount of the commitment. If the value of securities in the account should decline, additional cash or securities will be placed in the account so that the market value of the account will equal the amount of such commitments by the Fund on a daily basis.

Securities purchased on a when-issued basis and the securities held in Millennium Opportunity Fund's portfolio are subject to changes in market value based upon various factors including changes in the level of market interest rates. Generally, the value of such securities will fluctuate inversely to changes in interest rates (i.e., they will appreciate in value when market interest rates decline and decrease in value when market interest rates rise). For this reason, placing securities rather than cash in the segregated account may have a leveraging effect on the Fund's net assets. In other words, to the extent that Millennium Opportunity Fund remains substantially fully invested in securities at the same time that it has committed to purchase securities on a when-issued basis, there will be greater fluctuations in its net assets than if it had set aside cash to satisfy its purchase commitment. Upon the settlement date of the when-issued securities, the Fund ordinarily will meet its obligation to purchase the securities from available cash flow, use of the cash (or liquidation of securities) held in the segregated account or sale of other securities. Although it would not normally expect to do so, Millennium Opportunity Fund also may meet its obligation from the sale of the when-issued securities themselves (which may have a current market value greater or less than the Fund's payment obligation). The sale of securities to meet such obligations carries with it a greater potential for the realization of capital gains.

Warrants

Millennium Opportunity Fund may invest up to 5% of its total assets in warrants. The holder of a warrant has the right, until the warrant expires, to purchase a given number of shares of a particular issuer at a specified price. Such investments can provide a greater potential for profit or loss than an equivalent investment in the underlying security. However, prices of warrants do not necessarily move in a tandem with the prices of the underlying securities and are, therefore, considered speculative investments. Warrants pay no dividends and confer no rights other than a purchase option. Thus, if a warrant held by Millennium Opportunity Fund were not exercised by the date of its expiration, the Fund would lose the entire purchase price of the warrant.

Repurchase Agreements

Millennium Opportunity Fund may enter into repurchase agreements with selected brokers-dealers, banks or other financial institutions. A repurchase agreement is an arrangement under which the purchaser (i.e., the Fund) purchases a U.S. Government or other high quality short-term debt obligation (an "Obligation") and the seller agrees at the time of sale to repurchase the Obligation at a specified time and price.

Custody of the Obligation will be maintained by Millennium Opportunity Fund's custodian. The repurchase price may be higher than the purchase price, the difference being income to Millennium Opportunity Fund, or the purchase and repurchase prices may be the same, with interest at a stated rate due to the Fund together with the repurchase price on repurchase. In either case, the income to the Fund is unrelated to the interest rate on the Obligation subject to the repurchase agreement.

Repurchase agreements pose certain risks for all entities, including Millennium Opportunity Fund, that utilize them. Such risks are not unique to the Fund but are inherent in repurchase agreements. Millennium Opportunity Fund seeks to minimize such risks by, among others, the means indicated below, but because of the inherent legal uncertainties involved in repurchase agreements, such risks cannot be eliminated.

For purposes of the 1940 Act, a repurchase agreement is deemed to be a loan from Millennium Opportunity Fund to the seller of the Obligation. It is not clear whether for other purposes a court would consider the Obligation purchased by the Fund subject to a repurchase agreement as being owned by the Fund or as being collateral for a loan by the Fund to the seller.

If in the event of bankruptcy or insolvency proceedings against the seller of the Obligation, a court holds that Millennium Opportunity Fund does not have a perfected security interest in the Obligation, the Fund may be required to return the Obligation to the seller's estate and be treated as an unsecured creditor of the seller. As an unsecured creditor, the Fund would be at risk of losing some or all of the principal and income involved in the transaction. To minimize this risk, Millennium Opportunity Fund utilizes custodians and subcustodians that the Manager believes follow customary securities industry practice with respect to repurchase agreements, and the Manager analyzes the creditworthiness of the obligor, in this case the seller of the Obligation. But because of the legal uncertainties, this risk, like others associated with repurchase agreements, cannot be eliminated.

Also, in the event of commencement of bankruptcy or insolvency proceedings with respect to the seller of the Obligation before repurchase of the Obligation under a repurchase agreement, Millennium Opportunity Fund may encounter delay and incur costs before being able to sell the security. Such a delay may involve loss of interest or a decline in price of the Obligation.

Apart from risks associated with bankruptcy or insolvency proceedings, there is also the risk that the seller may fail to repurchase the security. However, if the market value of the Obligation subject to the repurchase agreement becomes less than the repurchase price (including accrued interest), Millennium Opportunity Fund will direct the seller of the Obligation to deliver additional securities so that the market value of all securities subject to the repurchase agreement equals or exceeds the repurchase price.

Certain repurchase agreements which provide for settlement in more than seven days can be liquidated before the nominal fixed term on seven days' or less notice. Such repurchase agreements will be regarded as illiquid instruments. Millennium Opportunity Fund currently intends to limit its investments in repurchase agreements to those with maturities of less than seven days.

Millennium Opportunity Fund may also enter into repurchase agreements with any party deemed creditworthy by the Manager, including broker-dealers, if the transaction is entered into for investment purposes and the counterparty's creditworthiness is at least equal to that of issuers of securities which the Fund may purchase.

Other Investment Companies

Millennium Opportunity Fund may invest in securities of other investment companies, including closed-end investment companies, unit investment trusts and open-end investment companies, to the extent consistent with its investment objective and subject to the limitations of the 1940 Act. When Millennium Opportunity Fund invests in another investment company, it pays a pro rata portion of the advisory fees and other expenses of that investment company as a shareholder of that investment company. These expenses are in addition to the advisory fees and other expenses Millennium Opportunity Fund pays in connection with its own operations. Millennium Opportunity Fund currently intends to limit its investments in securities issued by other investment companies so that, as determined immediately after a purchase of such securities is made: (i) not more than 3% of the outstanding voting stock of any one investment company will be owned by the Fund; (ii) not more than 5% of the value of the Fund's total assets will be invested in the securities of any one investment company; and (iii) not more than 10% of the value of its total assets will be invested in the aggregate in securities of investment companies as a group.

For example, Millennium Opportunity Fund may invest in a variety of investment companies which seek to track the composition and/or performance of specific indexes or portions of specific indexes. These index-based investments hold substantially all of their assets in securities representing a specific index. Accordingly, the main risk of investing in index-based investments is the same as investing in a portfolio of equity securities comprising the index. Such investment companies may be traded on a securities exchange. The market prices of index-based investments will fluctuate in accordance with both changes in the underlying portfolio securities of the investment company and also due to supply and demand of the investment company's shares on the exchange upon which its shares are traded. Index-based investments may not replicate exactly or otherwise match the composition or performance of their specified index due to, among other things, transaction costs and the temporary unavailability of certain component securities of the index.

Examples of index-based, exchange-traded investment companies include, but are not limited to, Standard & Poor's Depository Receipts ("SPDRs(R)"), MidCap SPDRs(R), Select Sector SPDRs(R), DIAMONDSsm, Nasdaq-100 Shares, Barclays iShares and World Equity Benchmark Shares ("WEBssm"). Many of these investment vehicles may be sold short. To the extent that Millennium Opportunity Fund engages in such short sale transactions, the Fund may be subject to additional risks. See "SHORT SALES" above.

Options

Millennium Opportunity Fund may, but is not required to, purchase and sell put and call options on its portfolio securities to protect against changes in market prices. There is no assurance that the Fund's use of put and call options will achieve its desired objective, and the Fund's use of options may result in losses to the Fund.

Covered Call Options. Millennium Opportunity Fund may write covered call options as a limited form of hedging against a decline in the price of securities owned by the Fund.

A call option gives the holder the right to purchase, and obligates the writer to sell, a security at the exercise price at any time before the expiration date. A call option is "covered" if the writer, at all times while obligated as a writer, either owns the underlying securities (or comparable securities satisfying the cover requirements of the securities exchanges), or has the right to acquire such securities through immediate conversion of securities.

In return for the premium received when it writes a covered call option, Millennium Opportunity Fund gives up some or all of the opportunity to profit from an increase in the market price of the securities covering the call option during the life of the option. Millennium Opportunity Fund retains the risk of loss should the price of such securities decline. If the option expires unexercised, the Fund realizes a gain equal to the premium, which may be offset by a decline in price of the underlying security. If the option is exercised, the Fund realizes a gain or loss equal to the difference between the Fund's cost for the underlying security and the proceeds of sale (exercise price minus commissions) plus the amount of the premium.

Millennium Opportunity Fund may terminate a call option that it has written before it expires by entering into a closing purchase transaction. The Fund may enter into closing purchase transactions in order to free itself to sell the underlying security or to write another call on the security, realize a profit on a previously written call option, or protect a security from being called in an unexpected market rise. Any profits from a closing purchase transaction may be offset by a decline in the value of the underlying security. Conversely, because increases in the market price of a call option will generally reflect increases in the market price of the underlying security, any loss resulting from a closing purchase transaction is likely to be offset in whole or in part by unrealized appreciation of the underlying security owned by the Fund.

Covered Put Options. Millennium Opportunity Fund may write covered put options as a limited form of hedging against an increase in the price of securities that the Fund plans to purchase. A put option gives the holder the right to sell, and obligates the writer to buy, a security at the exercise price at any time before the expiration date. A put option is "covered" if the writer segregates cash and high-grade short-term debt obligations or other permissible collateral equal to the price to be paid if the option is exercised.

In addition to the receipt of premiums and the potential gains from terminating such options in closing purchase transactions, Millennium Opportunity Fund also receives interest on the cash and debt securities maintained to cover the exercise price of the option. By writing a put option, the Fund assumes the risk that it may be required to purchase the underlying security for an exercise price higher than its then current market value, resulting in a potential capital loss unless the security later appreciates in value.

Millennium Opportunity Fund may terminate a put option that it has written before it expires by a closing purchase transaction. Any loss from this transaction may be partially or entirely offset by the premium received on the terminated option.

Although it has no current intention of doing so, Millennium Opportunity Fund may also write covered put and call options to attempt to enhance its current return.

Purchasing Put and Call Options. Millennium Opportunity Fund may also purchase put options to protect portfolio holdings against a decline in market value. This protection lasts for the life of the put option because the Fund, as a holder of the option, may sell the underlying security at the exercise price regardless of any decline in its market price. Millennium Opportunity Fund may also purchase put options to attempt to enhance its current return. In order for a put option to be profitable, the market price of the underlying security must decline sufficiently below the exercise price to cover the premium and transaction costs that the Fund must pay. These costs will reduce any profit the Fund might have realized had it sold the underlying security instead of buying the put option.

Millennium Opportunity Fund may purchase call options to hedge against an increase in the price of securities that the Fund wants ultimately to buy. Such hedge protection is provided during the life of the call option since the Fund, as holder of the call option, is able to buy the underlying security at the exercise price regardless of any increase in the underlying security's market price. Millennium Opportunity Fund may also purchase call options to attempt to enhance its current return. In order for a call option to be profitable, the market price of the underlying security must rise sufficiently above the exercise price to cover the premium and transaction costs. These costs will reduce any profit the Fund might have realized had it bought the underlying security at the time it purchased the call option.

Risks Involved in the Sale of Options. Options transactions involve certain risks, including the risks that the Manager will not forecast interest rate or market movements correctly, that Millennium Opportunity Fund may be unable at times to close out such positions, or that hedging transactions may not accomplish their purpose because of imperfect market correlations. The successful use of these strategies depends on the ability of the Manager to forecast market and interest rate movements correctly.

An exchange-listed option may be closed out only on an exchange which provides a secondary market for an option of the same series. There is no assurance that a liquid secondary market on an exchange will exist for any particular option or at any particular time. If no secondary market were to exist, it would be impossible to enter into a closing transaction to close out an option position. As a result, Millennium Opportunity Fund may be forced to continue to hold, or to purchase at a fixed price, a security on which it has sold an option at a time when the Manager believes it is inadvisable to do so.

Higher than anticipated trading activity or order flow or other unforeseen events might cause The Options Clearing Corporation or an exchange to institute special trading procedures or restrictions that might restrict the Fund's use of options. The exchanges have established limitations on the maximum number of calls and puts of each class that may be held or written by an investor or group of investors acting in concert. It is possible that the Trust and other clients of the Manager may be considered such a group. These position limits may restrict Millennium Opportunity Fund's ability to purchase or sell options on particular securities.

Options which are not traded on national securities exchanges may be closed out only with the other party to the option transaction. For that reason, it may be more difficult to close out unlisted options than listed options. Furthermore, unlisted options are not subject to the protection afforded purchasers of listed options by The Options Clearing Corporation.

Government regulations may also restrict Millennium Opportunity Fund's use of options.

Futures Contracts

Index Futures Contracts and Options. Millennium Opportunity Fund may buy and sell options on stock index futures contracts for hedging purposes. The Fund may also buy and sell stock index futures contracts to the extent necessary to close out an open futures option. A stock index futures contract is a contract to buy or sell units of a stock index at a specified future date at a price agreed upon when the contract is made. A unit is the current value of the stock index.

The following example illustrates generally the manner in which index futures contracts operate. The Standard & Poor's 100 Stock Index (the "S&P 100 Index") is composed of 100 selected common stocks, most of which are listed on the New York Stock Exchange. The S&P 100 Index assigns relative weightings to the common stocks included in the Index, and the Index fluctuates with changes in the market values of those common stocks. In the case of the S&P 100 Index, contracts are to buy or sell 100 units. Thus, if the value of the S&P 100 Index were $180, one contract would be worth $18,000 (100 units x $180). The stock index futures contract specifies that no delivery of the actual stocks making up the index will take place. Instead, settlement in cash must occur upon the termination of the contract, with the settlement being the difference between the contract price and the actual level of the stock index at the expiration of the contract. For example, if Millennium Opportunity Fund enters into a futures contract to buy 100 units of the S&P 100 Index at a specified future date at a contract price of $180 and the S&P 100 Index is at $184 on that future date, the Fund will gain $400 (100 units x gain of $4). If the Fund enters into a futures contract to sell 100 units of the stock index at a specified future date at a contract price of $180 and the S&P 100 Index is at $182 on that future date, the Fund will lose $200 (100 units x loss of $2).

Positions in index futures may be closed out only on an exchange or board of trade which provides a secondary market for such futures.

In order to hedge its investments successfully using futures contracts and related options, Millennium Opportunity Fund must invest in futures contracts with respect to indexes or sub-indexes the movements of which will, in its judgment, have a significant correlation with movements in the prices of the Fund's securities.

Options on index futures contracts give the purchaser the right, in return for the premium paid, to assume a position in an index futures contract (a long position if the option is a call and a short position if the option is a put) at a specified exercise price at any time during the period of the option. Upon exercise of the option, the holder would assume the underlying futures position and would receive a variation margin payment of cash or securities approximating the increase in the value of the holder's option position. If an option is exercised on the last trading day prior to the expiration date of the option, the settlement will be made entirely in cash based on the difference between the exercise price of the option and the closing level of the index on which the futures contract is based on the expiration date. Purchasers of options who fail to exercise their options prior to the exercise date suffer a loss of the premium paid.

As an alternative to purchasing and selling call and put options on index futures contracts, Millennium Opportunity Fund may purchase and sell call and put options on the underlying indexes themselves to the extent that such options are traded on national securities exchanges. Index options are similar to options on individual securities in that the purchaser of an index option acquires the right to buy (in the case of a call) or sell (in the case of a put), and the writer undertakes the obligation to sell or buy (as the case may
be), units of an index at a stated exercise price during the term of the option. Instead of giving the right to take or make actual delivery of securities, the holder of an index option has the right to receive a cash "exercise settlement amount." This amount is equal to the amount by which the fixed exercise price of the option exceeds (in the case of a put) or is less than (in the case of a call) the closing value of the underlying index on the date of the exercise, multiplied by a fixed "index multiplier."

Millennium Opportunity Fund may purchase or sell options on stock indices in order to close out its outstanding positions in options on stock indices which it has purchased. The Fund may also allow such options to expire unexercised.

Compared to the purchase or sale of futures contracts, the purchase of call or put options on an index involves less potential risk to Millennium Opportunity Fund because the maximum amount at risk is the premium paid for the options plus transactions costs. The writing of a put or call option on an index involves risks similar to those risks relating to the purchase or sale of index futures contracts.

Although it does not currently intend to do so, Millennium Opportunity Fund may buy and sell stock index futures contracts and related options to attempt to increase investment return, provided that the aggregate initial margins and premiums involved do not exceed 5% of the fair market value of the Fund's total assets.

Margin Payments. When Millennium Opportunity Fund purchases or sells a futures contract, it is required to deposit with its custodian an amount of cash, U.S. Treasury bills, or other permissible collateral equal to a small percentage of the amount of the futures contract. This amount is known as "initial margin." The nature of initial margin is different from that of margin in security transactions in that it does not involve borrowing money to finance transactions. Rather, initial margin is similar to a performance bond or good faith deposit that is returned to the Fund upon termination of the contract, assuming the Fund satisfies its contractual obligations.

Subsequent payments to and from the broker occur on a daily basis in a process known as "marking to market." These payments are called "variation margin" and are made as the value of the underlying futures contract fluctuates. For example, when Millennium Opportunity Fund sells a futures contract and the price of the underlying index rises above the delivery price, the Fund's position declines in value. The Fund then pays the broker a variation margin payment equal to the difference between the delivery price of the futures contract and the value of the index underlying the futures contract. Conversely, if the price of the underlying index falls below the delivery price of the contract, the Fund's futures position increases in value. The broker then must make a variation margin payment equal to the difference between the delivery price of the futures contract and the value of the index underlying the futures contract.

When Millennium Opportunity Fund terminates a position in a futures contract, a final determination of variation margin is made, additional cash is paid by or to the Fund, and the Fund realizes a loss or a gain. Such closing transactions involve additional commission costs.

Special Risks of Transactions in Futures Contracts and Related Options

Liquidity Risks. Positions in futures contracts may be closed out only on an exchange or board of trade which provides a secondary market for such futures. Although Millennium Opportunity Fund intends to purchase or sell futures only on exchanges or boards of trade where there appears to be an active secondary market, there is no assurance that a liquid secondary market on an exchange or board of trade will exist for any particular contract or at any particular time. If there is not a liquid secondary market at a particular time, it may not be possible to close a futures position at such time and, in the event of adverse price movements, Millennium Opportunity Fund would continue to be required to make daily cash payments of variation margin. However, in the event financial futures are used to hedge portfolio securities, such securities will not generally be sold until the financial futures can be terminated. In such circumstances, an increase in the price of the portfolio securities, if any, may partially or completely offset losses on the financial futures.

The ability to establish and close out positions in options on futures contracts will be subject to the development and maintenance of a liquid secondary market. It is not certain that such a market will develop. Although Millennium Opportunity Fund generally will purchase only those options for which there appears to be an active secondary market, there is no assurance that a liquid secondary market on an exchange will exist for any particular option or at any particular time. In the event no such market exists for particular options, it might not be possible to effect closing transactions in such options, with the result that the Fund would have to exercise the options in order to realize any profit.

Hedging Risks. There are several risks in connection with the use by Millennium Opportunity Fund of futures contracts and related options as a hedging device. One risk arises because of the imperfect correlation between movements in the prices of the futures contracts and options and movements in the underlying securities or index or movements in the prices of the Fund's securities which are the subject of a hedge. The Manager will, however, attempt to reduce this risk by purchasing and selling, to the extent possible, futures contracts and related options on securities and indexes the movements of which will, in its judgment, correlate closely with movements in the prices of the underlying securities or index and the Fund's portfolio securities sought to be hedged.

Successful use of futures contracts and options by Millennium Opportunity Fund for hedging purposes is also subject to the Manager's ability to predict correctly movements in the direction of the market. It is possible that, where the Fund has purchased puts on futures contracts to hedge its portfolio against a decline in the market, the securities or index on which the puts are purchased may increase in value and the value of securities held in the portfolio may decline. If this occurred, the Fund would lose money on the puts and also experience a decline in value in its portfolio securities. In addition, the prices of futures, for a number of reasons, may not correlate perfectly with movements in the underlying securities or index due to certain market distortions. First, all participants in the futures market are subject to margin deposit requirements. Such requirements may cause investors to close futures contracts through offsetting transactions which could distort the normal relationship between the underlying security or index and futures markets. Second, the margin requirements in the futures markets are less onerous than margin requirements in the securities markets in general, and as a result the futures markets may attract more speculators than the securities markets do. Increased participation by speculators in the futures markets may also cause temporary price distortions. Due to the possibility of price distortion, even a correct forecast of general market trends by the Manager still may not result in a successful hedging transaction over a very short time period.

Other Risks. Millennium Opportunity Fund will incur brokerage fees in connection with their futures and options transactions. In addition, while futures contracts and options on futures will be purchased and sold to reduce certain risks, those transactions themselves entail certain other risks. Thus, while the Fund may benefit from the use of futures and related options, unanticipated changes in interest rates or stock price movements may result in a poorer overall performance for the Fund than if it had not entered into any futures contracts or options transactions. Moreover, in the event of an imperfect correlation between the futures position and the portfolio position which is intended to be protected, the desired protection may not be obtained and the Fund may be exposed to risk of loss.

Temporary Defensive Strategies

At times, Millennium Opportunity Fund's Manager may judge that economic or market conditions make pursuing the Fund's basic investment strategy inconsistent with the best interests of its shareholders. At such times, the Manager may temporarily use alternative strategies, primarily designed to reduce fluctuations in the values of the Fund's assets. In implementing these "defensive strategies", the Fund may invest in cash or cash equivalents, shares of money market investment companies, commercial paper, zero coupon bonds, repurchase agreements, and other securities its Manager believes to be consistent with the Fund's best interests.

Investment Restrictions

Each Fund is subject to certain fundamental policies and restrictions that may not be changed without shareholder approval. Shareholder approval means approval by the lesser of (i) more than 50% of the outstanding voting securities of the Trust (or a particular series if a matter affects just that series), or (ii) 67% or more of the voting securities present at a meeting if the holders of more than 50% of the outstanding voting securities of the Trust (or a particular series) are present or represented by proxy.

WEISS TREASURY ONLY MONEY MARKET FUND

As a matter of fundamental policy, Money Market Fund may not:

(1) with respect to 75% of its total assets taken at market value purchase more than 10% of the voting securities of any one issuer; or invest more than 5% of the value of its total assets in the securities of any one issuer, except obligations issued or guaranteed by the U.S. Government and securities of other investment companies;

(2) borrow money, except as a temporary measure for extraordinary or emergency purposes, or except in connection with reverse repurchase agreements, provided that the Fund maintains asset coverage of 300% for all borrowings;

(3) purchase any securities which would cause 25% or more of the market value of its total assets at the time of such purchase to be invested in the securities of one or more issuers having their principal business activities in the same industry, provided that there is no limitation with respect to investments in obligations issued or guaranteed by the U.S. Government. (For purposes of this restriction, telephone companies are considered to be in a separate industry from gas and electric public utilities, and wholly-owned finance companies are considered to be in the industry of their parents if their activities are primarily related to financing the activities of their parents.)

(4) purchase or sell real estate (except that the Fund may invest in (i) securities of companies which deal in real estate or mortgages, and (ii) securities secured by real estate or interest therein, and that the Fund reserves freedom of action to hold and to sell real estate acquired as a result of the Fund's ownership of securities); or purchase or sell physical commodities or contracts relating to physical commodities;

(5) act as an underwriter of securities issued by others, except to the extent that it may be deemed an underwriter in connection with the disposition of portfolio securities of the Fund;

(6)  make loans to other persons, except (a) loans of portfolio securities,  and
     (b) to the extent the entry into repurchase agreements and the purchase of debt securities in accordance with its investment objective and investment policies may be deemed to be loans; and

(7) issue senior securities, except as appropriate to evidence indebtedness which the Fund is permitted to incur and except for shares of the separate classes or series of the Trust.

Nonfundamental policies may be changed by the Trustees of the Trust and without shareholder approval. As a matter of nonfundamental policy, Money Market Fund may not:

(1) purchase or retain securities of any open-end investment company or securities of closed-end investment companies except by purchase in the open market where no commission or profit to a sponsor or dealer results from such purchases, or except when such purchase, though not made in the open market, is part of a plan of merger, consolidation, reorganization or acquisition of assets; in any event, the Fund may not purchase more than 3% of the outstanding voting securities of another investment company, may not invest more than 5% of its assets in another investment company, and may not invest more than 10% of its assets in other investment companies;

(2) pledge, mortgage or hypothecate its assets in excess, together with permitted borrowings, of 1/3 of its total assets;

(3) purchase or retain securities of an issuer any of whose officers, directors, trustees or security holders is an officer, director or trustee of the Fund or a member, officer, director or trustee of the investment adviser of the Fund if one or more of such individuals owns beneficially more than one-half of one percent (.5%) of the outstanding shares or securities or both (taken at market value) of such issuer and such individuals owning more than one-half of one percent (.5%) of such shares or securities together own beneficially more than 5% of such shares or securities or both;

(4) purchase securities on margin, make short sales or maintain a short position, unless, by virtue of its ownership of other securities, it has the right to obtain securities equivalent in kind and amount to the securities sold and, if the right is conditional, the sale is made upon the same conditions, except in connection with arbitrage transactions and except that the Fund may obtain such short-term credits as may be necessary for the clearance of purchase and sales of securities;

(5) invest more than 10% of its net assets in securities which are not readily marketable, the disposition of which is restricted under federal securities laws, or in repurchase agreements not terminable within 7 days; or invest more than 5% of its total assets in restricted securities;

(6) with the exception of U.S. Government securities, purchase securities of any issuer with a record of less than three years of continuous operations, including predecessors, if such purchase would cause the investments of the Fund in all such issuers to exceed 5% of the total assets of the Fund taken at market value;

(7) purchase more than 10% of the voting securities of any one issuer, except securities issued by the U.S. Government;

(8)  purchase or sell any put or call options or any combination thereof;

(9)  enter into futures contracts or purchase options thereon;

(10) invest in oil, gas or other mineral leases, or exploration or development programs (although it may invest in issuers which own or invest in such interests);

(11) borrow money (including reverse repurchase agreements), except as a temporary measure for emergency purposes, and not in excess of 5% of its total assets taken at market value, or borrow other than from banks; however, in the case of reverse repurchase agreements, the Fund may invest in such agreements with entities other than banks subject to total asset coverage of 300% for such agreements and all borrowings;

(12) purchase warrants;

(13) purchase or sell real estate limited partnership interests; and

(14) lend securities, if the value of securities loaned exceeds 30% of the value of the Fund's total assets at the time any loan is made, provided that the loans are fully collateralized and marked to market daily, and provided further that the entry of the Fund into repurchase agreements and the purchase of debt instruments are not deemed to be loans for purposes of this restriction. The Fund does not currently intend to make loans of portfolio securities that would amount to greater than 5% of the Fund's total assets in the coming year.


With respect to fundamental policy (2), Money Market Fund may not purchase securities when borrowing exceeds 5% of the Fund's total assets. With respect to nonfundamental policy (1), above, to the extent that Money Market Fund invests in securities of other investment companies, the Trust and the Manager will ensure that there will be no duplication of advisory fees. Further, no sales load will be paid by Money Market Fund in connection with such investments.


WEISS MILLENNIUM OPPORTUNITY FUND

As a matter of fundamental policy, Millennium Opportunity Fund may not:

(1) borrow money, except as permitted under the 1940 Act and as interpreted or modified by regulatory authority having jurisdiction, from time to time;

(2) issue senior securities, except as permitted under the 1940 Act and as interpreted or modified by regulatory authority having jurisdiction, from time to time;

(3) engage in the business of underwriting securities issued by others, except to the extent that the Fund may be deemed to be an underwriter in connection with the disposition of portfolio securities;

(4) purchase or sell real estate, which term does not include securities of companies which deal in real estate or mortgages or investments secured by real estate or interests therein, except that the Fund reserves freedom of action to hold and to sell real estate acquired as a result of the Fund's ownership of securities;

(5)  purchase   physical   commodities   or   contracts   relating  to  physical
     commodities; or

(6) make loans except as permitted under the 1940 Act and as interpreted or modified by regulatory authority having jurisdiction, from time to time.

Nonfundamental  policies may be changed by the Trustees of the Trust and without
shareholder  approval.  As  a  matter  of  nonfundamental   policy,   Millennium
Opportunity Fund does not currently intend to:

(1) borrow money in an amount greater than one-third of its total assets, except (i) for temporary or emergency purposes and (ii) by engaging in reverse repurchase agreements, dollar rolls, or other investments or transactions described in the Fund's registration statement which may be deemed to be borrowings;

(2) enter into either of reverse repurchase agreements or dollar rolls in an amount greater than 5% of its total assets;

(3) purchase securities on margin, except (i) in connection with arbitrage transactions, (ii) for margin deposits in connection with short sales, futures contracts, options or other permitted investments, and (iii) that the Fund may obtain such short-term credits as may be necessary for the clearance of securities transactions;

(4) purchase options, unless the aggregate premiums paid on all such options held by the Fund at any time do not exceed 20% of its total assets; or sell put options, if as a result, the aggregate value of the obligations underlying such put options would exceed 50% of its total assets;

(5) enter into futures contracts or purchase options thereon for other than bona fide hedging purposes unless immediately after the purchase, the value of the aggregate initial margin with respect to such futures contracts entered into on behalf of the Fund and the premiums paid for such options on futures contracts does not exceed 5% of the fair market value of the Fund's total assets; provided that in the case of an option that is in-the-money at the time of purchase, the in-the-money amount may be excluded in computing the 5% limit;

(6) purchase warrants if as a result, such securities, taken at the lower of cost or market value, would represent more than 5% of the value of the Fund's total assets (for this purpose, warrants acquired in units or attached to securities will be deemed to have no value); and

(7) lend portfolio securities in an amount greater than one-third of its total assets.

Whenever an investment objective, policy or restriction set forth in the Prospectus or this Statement of Additional Information states a maximum percentage of assets that may be invested in any security or other asset or describes a policy regarding quality standards, such percentage limitation or standard shall, unless otherwise indicated, apply to the relevant Fund only at the time a transaction is entered into. Accordingly, if a percentage limitation is adhered to at the time of investment, a later increase or decrease in the percentage which results from circumstances not involving any affirmative action by the applicable Fund, such as a change in market conditions or a change in the Fund's asset level or other circumstances beyond the Fund's control, will not be considered a violation.


The investment policies of Millennium Opportunity Fund may lead to frequent changes in the Fund's investments, particularly in periods of volatile market movements. A change in the securities held by the Fund is known as "portfolio turnover." Portfolio turnover generally involves some expense to Millennium Opportunity Fund, including brokerage commissions or dealer mark-ups and other transaction costs on the sale of securities and reinvestment in other securities. Such sales may result in realization of taxable capital gains. A high portfolio turnover will result in higher brokerage costs and taxes, which will affect the Fund's performance. Although the rate of portfolio turnover is difficult to predict, it is anticipated that under normal circumstances the Fund's portfolio turnover rate could reach 1000% or more. Millennium Opportunity Fund's portfolio turnover was significantly higher in 2000 than it was in 1999 because of the late date if its inception in 1999, and significantly higher in 2001 than it was in 2000 because, due to the increased volatility of the financial markets, investments for the Fund were held for shorter periods of time than in 2000.


ORGANIZATION OF THE FUNDS

Each Fund is a diversified series of The Weiss Fund, an open-end management investment company registered under the 1940 Act. The Trust was organized on August 10, 1995 as a Massachusetts business trust under the name Weiss Treasury Fund. The Trust's name was changed in April 1999. The Trust is comprised of two series: Weiss Treasury Only Money Market Fund and Weiss Millennium Opportunity Fund. The Board of Trustees of the Trust oversees the business affairs of the Trust and is responsible for significant decisions relating to each Fund's investment objective and policies. The Trustees delegate the day-to-day management of the Funds to the officers of the Trust.

The Trust's authorized capital consists of an unlimited number of shares of beneficial interest, $.01 par value, all of which have equal rights as to voting, dividends and liquidation. Under the Trust's Declaration of Trust, the Trustees have the authority to issue two or more series of shares and to designate the relative rights and preferences as between the different series. The Trustees, in their discretion, may authorize the division of shares of a series into different classes, permitting shares of different classes to be distributed by different methods. Although shareholders of different classes of a series would have an interest in the same portfolio of assets, shareholders of different classes may bear different expenses in connection with different methods of distribution. The Trustees have authorized the establishment and designation of two classes of shares of Millennium Opportunity Fund, Class A and Class S shares. This SAI relates to Money Market Fund and Class A shares of Millennium Opportunity Fund. All shares issued and outstanding will be fully paid and non-assessable by the Trust, and redeemable as described in this Statement of Additional Information and in the Prospectus. Pursuant to the Declaration of Trust, the Trustees have the authority to terminate a Fund. This might occur, for example, if a Fund does not reach an economically viable size.

On February 23, 1995, the SEC adopted Rule 18f-3 under the 1940 Act, which permits a registered open-end investment company to issue multiple classes of shares in accordance with a written plan approved by the investment company's board of directors/trustees and filed with the SEC. At a meeting held on April 27, 1999, the Board adopted a Rule 18f-3 plan on behalf of Millennium Opportunity Fund. The key features of the Rule 18f-3 plan are as follows: (i) shares of each class of Millennium Opportunity Fund represent an equal pro rata interest in the Fund and generally have identical voting, dividend, liquidation, and other rights, preferences, powers, restrictions, limitations, qualifications, terms and conditions, except that each class bears certain class-specific expenses and has separate voting rights on certain matters that relate solely to that class or in which the interests of shareholders of one class differ from the interests of shareholders of another class and (ii) subject to certain limitations described in the Prospectus, Class A shares of Millennium Opportunity Fund may be exchanged for shares of the same class of another Weiss fund.

The assets of the Trust received for the issue or sale of the shares of each series (or class thereof) and all income, earnings, profits and proceeds thereof, subject only to the rights of creditors, are specifically allocated to such series (or class thereof) and constitute the underlying assets of such series (or class). The underlying assets of each series (or class thereof) are segregated on the books of account, and are to be charged with the liabilities in respect to such series (or class) and with a proportionate share of the general liabilities of the Trust. If a series were unable to meet its obligations, the assets of all other series may in some circumstances be available to creditors for that purpose, in which case the assets of such other series could be used to meet liabilities which are not otherwise properly chargeable to them. Expenses with respect to any two or more series are to be allocated in proportion to the asset value of the respective series except where allocations of direct expenses can otherwise be fairly made. The officers of the Trust, subject to the general supervision of the Trustees, have the power to determine which liabilities are allocable to a given series, or which are general or allocable to two or more series. In the event of the dissolution or liquidation of the Trust or any series, the holders of the shares of any series are entitled to receive as a class the underlying assets of such shares available for distribution to shareholders.

Shares of each class of each series of the Trust entitle their holders to one vote per share; however, separate votes are taken by each series on matters affecting an individual series. Generally, all classes of shares of a series will vote together, except with respect to a distribution plan applicable to a class of that series or when a class vote is required by the 1940 Act. A change in investment policy for a series would, for example, be voted upon only by shareholders of the series involved. Additionally, approval of the investment advisory agreement is a matter to be determined separately by each series.
Approval by the shareholders of one series is effective as to that series whether or not enough votes are received from the shareholders of the other series to approve such agreement as to the other series.

The Declaration of Trust provides that obligations of the Trust are not binding upon the Trustees individually but only upon the property of the Trust, that the Trustees and officers will not be liable for errors of judgment or mistakes of fact or law, and that the Trust will indemnify its Trustees and officers against liabilities and expenses incurred in connection with litigation in which they may be involved because of their offices with the Trust, except if it is determined, in the manner provided in the Declaration of Trust, that they have not acted in good faith in the reasonable belief that their actions were in the best interests of the Trust. However, nothing in the Declaration of Trust protects or indemnifies a Trustee or officer against any liability to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his office.

The Funds are not required to and do not currently intend to hold annual shareholder meetings, although special meetings may be called for purposes such as electing or removing Trustees, changing fundamental investment policies, or approving certain contracts. Shareholders will be assisted in communicating with other shareholders in connection with removing a Trustee as if Section 16(c) of the 1940 Act were applicable.

TRUSTEES AND OFFICERS


The Board of Trustees has overall responsibility for the management of the affairs of each Fund. The Trustees oversee the Funds' activities, review contractual arrangements with companies that provide services to each Fund, and review each Fund's performance.

The following table sets forth information concerning the Trustees who are not "interested persons" of the Trust within the meaning of Section 2(a)(19) of the 1940 Act. Trustees who are not "interested persons" are referred to herein as "Independent Trustees."



Name, Address and Age   Position(s)       Term of        Principal Occupation(s) During     Number of       Other
                       with the Trust   Office* and               Past 5 Years              Portfolios in   Trustee-ships/
                                         Length of                                          Fund Complex    Director-ships
                                        Time Served                                         Overseen by     Held by
                                                                                            Trustee         Trustee

Esther S. Gordon, 60   Trustee         Since           President, Esther's Natural, Inc.          2             None
4176 Burns Road                        November 30,    (November 1999 - present) (vitamin
Palm Beach Gardens,                    1995            and supplements distributor);
FL  33410                                              Office Manager, Nutrition S'Mart
                                                       (February 2001 - present)
                                                       (natural food market).

Robert Z. Lehrer, 68   Trustee         Since           President, Wyndmoor Sales Co. Inc.         2             None
4176 Burns Road                        November 30,    (1985 - present) (textiles).
Palm Beach Gardens,                    1995
FL  33410

Donald Wilk, 64        Trustee         Since           President, Donald Wilk Corporation         2             None
4176 Burns Road                        November 30,    (1990 - present) (computer sales
Palm Beach Gardens,                    1995            and credit card processing).
FL  33410



The following table sets forth information concerning the officers, and the Trustees who are interested persons of the Trust within the meaning of Section 2(a)(19) of the 1940 Act.



 Name, Address and      Position(s)       Term of        Principal Occupation(s) During       Number of     Other
        Age           with the Trust    Office* and               Past 5 Years              Portfolios in   Trustee-ships/
                                         Length of                                           Fund Complex   Director-ships
                                        Time Served                                          Overseen by       Held by
                                                                                               Trustee         Trustee


Martin D. Weiss, 55   President and    Trustee since   Editor of "Safe Money Report";             2           Director,
4176 Burns Road       Trustee**        November 30,    President and Director, Weiss                            Weiss
Palm Beach Gardens,                    1995,           Group, Inc. (1971 - present); Sole                     Research,
FL 33410                               President       Director, Weiss (November 1980 -                         Inc.
                                       since           present).
                                       November 19,
                                       2001

Clara A. Maxcy, 44    Vice             Secretary       Vice President, Weiss (February            2             None
4176 Burns Road       President,       since           2001 - present).  Operations
Palm Beach Gardens,   Secretary and    February 11,    Manager, Compliance Administrator
FL 33410              Trustee**        2000, Vice      and Corporate Secretary, Weiss
                                       President and   (August 1996 - February 2001);
                                       Trustee since   Financial/Operations Principal,
                                       November 19,    Weiss Funds, Inc. (principal
                                       2001            underwriter of the Funds) (January
                                                       1996 - present); President, Weiss
                                                       Funds, Inc. (November 2001 -
                                                       present); Operations
                                                       Manager/Research Assistant, Weiss
                                                       Research, Inc. (November 1993 -
                                                       August 1996).

J. Barry Clause, 38   Treasurer        July 27, 2000   Vice President and Director of             2             None
103 Bellevue Parkway                                   Accounting, PFPC Inc. (2000 -
Wilmington, DE                                         present); Assistant Vice President
19809                                                  and Accounting Manager, PFPC Inc.
                                                       (1992-2000).



*Each Trustee and officer serves for an indefinite term, until his or her successor is duly elected and qualified.

**Dr. Weiss and Ms. Maxcy are deemed to be "interested persons" of the Trust by virtue of their employment by Weiss.

The  Board  has an Audit  Committee,  an  Executive  Committee  and a  Valuation
Committee. The function of the Audit Committee is to assist the Board in fulfilling its responsibilities to shareholders of the Funds relating to accounting and reporting, internal controls and the adequacy of auditing relative thereto. The Audit Committee currently consists of the Independent Trustees, who are Esther S. Gordon, Robert Z. Lehrer and Donald Wilk. Mr. Wilk serves as Chairman of the Committee. During the last year, the Audit Committee held two meetings.

The function of the Executive Committee is to enable the Board to take action if necessary in the absence of the full Board. The Executive Committee currently consists of Martin D. Weiss and Clara A. Maxcy. During the last year, the Executive Committee held no meetings.

The function of the Valuation Committee is to consider the valuation of securities which may be difficult to price, although pricing difficulties are infrequent given the nature of the Funds' portfolio securities. The Valuation Committee currently consists of Martin D. Weiss and Clara A. Maxcy. During the last year, the Valuation Committee held no meetings.

As of February 1, 2002, all Trustees and officers of the Trust as a group owned beneficially less than 1% of the shares of (i) Money Market Fund and (ii) each class of Millennium Opportunity Fund outstanding on such date. As of February 1, 2002, to the best of the Trust's knowledge, no person owned of record more than 5% of Money Market Fund, except National Financial Services Corp. (for the exclusive benefit of its customers), One World Financial Center - Attn: Mutual Funds, 5th Floor, 200 Liberty Street, New York, New York 10281, which held of record 30.0% of the outstanding shares of the Fund in an omnibus account. As of February 1, 2002, to the best of the Trust's knowledge, no person owned of record or beneficially more than 5% of Class A shares of Millennium Opportunity Fund's outstanding on that date. As of February 1, 2002, to the best of the Trust's knowledge, no person owned of record or beneficially more than 5% of Class S shares of Millennium Opportunity Fund's outstanding on that date, except Douglas R. Townsend, 19 Richard Road, Rye, NH 03870 who held of record 16.3% of the outstanding Class S shares of the Fund; George E. Campsen Jr., 9 19th Ave., Isle of Palms, South Carolina 29451, who held of record 12.1% of the outstanding Class S shares of the Fund; Roaul E. Somers TTEE, Roaul E. Somers Rev. Living TR, UA 8/4/94, 700 Pebble Creek Dr., Warrenton, Missouri 63383, who held of record 6.4% of the outstanding Class S shares of the Fund; Mira L. Kozel, Danielle Kozel, 1150 Scottsville Rd, Rochester, New York 14624, who held of record 6.1% of the outstanding Class S shares of the Fund; Jeff C. Whittington, 721 Seaboard St, Ste. 3, Myrtle Beach, South Carolina 29577, who held of record 6.1% of the outstanding Class S shares of the Fund; James Donald Carmichael TTEE, Doncar Defined Benefit, PSP Rolloversub Account, 833 St. Vincent's Dr., Ste. 500 Birmingham, Alabama 35205, who held of record 6.1% of the outstanding Class S shares of the Fund; Henry H. Brooks, Jr., Kay B. Brooks, P.O. Box 118, Dripping Springs, Texas 78620, who held of record 6.1% of the outstanding Class S shares of the Fund; John R. Weir TTEE, Joyce M. Weir TTEE, Weir Family Trust, 621 Woodbridge St, San Luis Obispo, California 93401, who held of record 6.1% of the outstanding Class S shares of the Fund; Ercell L. Miller, Virginia S. Miller, 5420 N. Ocean Drive, Apt. 2403, Singer Island, Florida 33404-2560, who held of record 6.1% of the outstanding Class S shares of the Fund; FMT Co. Cust. IRA Rollover, FBO Burton Kozel, 1150 Scottsville Rd., Rochester NY 14624, who held of record 6.1% of the outstanding Class S shares of the Fund; FMT Co. Cust. IRA Rollover, FBO F. Allen Ledward, 5631 Hummel Lane, Fort Collins, Colorado 80525-9453, who held of record 6.1% of the outstanding Class S shares of the Fund; FMT Co. Cust. IRA Rollover, FBO Raymond L. Moyer, Jr., 7418 Atlantic Drive, Rowlett, Texas 75088-8397, who held of record 6.1% of the outstanding Class S shares of the Fund; FMT Co., Cust. IRA Rollover, FBO Arthur S. Benton, 145 15th St. NE, Apt. 1206, Atlanta, Georgia 30309-3569, who held of record 6.1% of the outstanding Class S shares of the Fund.

                             MANAGEMENT COMPENSATION
                      (Fiscal Year Ended December 31, 2001)





                                                      Pension or
                                                      Retirement                                  Total Compensation
                                   Aggregate          Benefits Accrued     Estimated Annual       from Trust and
                                   Compensation       as Part of Trust     Benefits Upon          Fund Complex Paid
Name (Position)                    from Trust         Expenses             Retirement             to Trustee
---------------                    ----------         --------             ----------             ----------

J. Barry Clause                    None               None                 None                   None
(Treasurer)

Esther S. Gordon                   $4,000             None                 None                   $4,000
(Trustee)

Robert Z. Lehrer                   $4,000             None                 None                   $4,000
(Trustee)

Clara A. Maxcy                     None               None                 None                   None
(Vice President,
Trustee and Secretary)

Martin D. Weiss*                   None               None                 None                   None
(President and Trustee)

Donald Wilk                        $4,000             None                 None                   $4,000
(Trustee)



*Dr. Weiss replaced John N. Breazeale as President of the Trust effective November 19, 2001.

Each non-interested Trustee receives an annual fee of $1,500, $500 for each Board meeting attended, $250 for each Audit Committee or other meeting attended, plus reimbursement for out-of-pocket expenses for serving in that capacity.

The following table sets forth the dollar range of shares of each Fund held directly or indirectly by the Trustees:


                                          Dollar Range of     Dollar Range of
                                         Equity Securities        Equity
                                          in Money Market     Securities in     Aggregate Dollar Range in all Funds
            Name of Trustee                    Fund         Opportunity Fund    Overseen in the Weiss Fund Complex


           Esther S. Gordon                     None               None                         None
           Robert Z. Lehrer                     None               None                         None
              Donald Wilk                   $1 - $10,000           None                     $1 - $10,000
           Martin D. Weiss*                     None               None                         None
            Clara A. Maxcy                  $1 - $10,000           None                     $1 - $10,000




* Mr. Weiss may be deemed to indirectly own shares of Money Market Fund. Mr. Weiss is the majority shareholder of the Manager, which owns between $50,001 - $100,000 worth of shares of Money Market Fund.


INVESTMENT ADVISORY AND OTHER SERVICES

Investment Manager

As stated in the Prospectus, the Trust, on behalf of each Fund, has entered into separate Investment Advisory Agreements with the Manager, Weiss Money Management, Inc. Under each Advisory Agreement, the Manager provides continuing investment management for the applicable Fund consistent with the Fund's investment objective, policies and restrictions and determines what securities shall be purchased for or sold by the Fund. The Manager is controlled (as that term is defined in the 1940 Act) by Martin D. Weiss, its sole director and shareholder.


Money Market Fund. Money Market Fund has agreed to compensate the Manager for its services by the monthly payment of a fee at the annual rate of 0.50% of the Fund's average net assets. Currently, the Manager contractually limits Money Market Fund's total operating expenses (excluding interest, taxes, brokerage commissions, litigation, indemnification, and extraordinary expenses) to an annual rate of 0.60% of the Fund's average net assets, which lowers the Fund's expenses and increase its yield. This contractual expense limitation may be terminated or revised each year, at which point Money Market Fund's expenses may increase and its yield may be reduced. For the fiscal year ended December 31, 1999, the Manager received advisory fees of $73,445 from Money Market Fund after waiving fees of $385,307 in order to maintain total Fund operating expenses at 0.50% of the Fund's average net assets. For the fiscal year ended December 31, 2000, the Manager received advisory fees of $111,041 from Money Market Fund after waiving fees of $464,086 in order to maintain total Fund operating expenses at 0.50% of the Fund's average net assets. For the fiscal year ended December 31, 2001, the Manager received advisory fees of $304,188 from Money Market Fund after waiving fees of $382,214 in order to maintain total Fund operating expenses at 0.60% of the Fund's average net assets from February 1 - December 31, 2001, and at 0.50% in January, 2001.

Millennium Opportunity Fund. Millennium Opportunity Fund has agreed to compensate the Manager for its services by the monthly payment of a fee at the annual rate of 1.50% of the Fund's average net assets. For the period from September 21, 1999 (commencement of operations) to December 31, 1999, the Manager received advisory fees of $4,022 from Millennium Opportunity Fund after voluntarily waiving fees of $25,249 in order to maintain total Fund operating expenses at 2.50% of the Fund's average net assets. For the fiscal year ended December 31, 2000, the Manager received advisory fees of $111,242 from Millennium Opportunity Fund after voluntarily waiving fees of $142,868 in order to maintain total Fund operating expenses at 2.50% of the Fund's average net assets. For the fiscal year ended December 31, 2001, the Manager received advisory fees of $99,403 from Millennium Opportunity Fund after voluntarily waiving fees of $55,973 in order to maintain total Fund operating expenses at 2.50% of the Fund's average net assets.


Currently, the Manager voluntarily limits total operating expenses (excluding interest, taxes, brokerage commissions, litigation, indemnification, and extraordinary expenses) to an annual rate of 2.50% of the average net assets of Millennium Opportunity Fund, which lowers the Fund's expenses and increases its return. This expense limitation may be terminated or revised at any time, at which point Millennium Opportunity Fund's expenses may increase and its return may be reduced.

The Manager is responsible for fees and expenses of Trustees, officers and employees of the Trust who are affiliated with the Manager. Each Fund is responsible for all of its other expenses, including fees and expenses incurred in connection with membership in investment company organizations; brokers' commissions; payments for portfolio pricing services to a pricing agent, if any; legal, auditing and accounting expenses; taxes and governmental fees; transfer agent fees; the cost of preparing share certificates or other share-related expenses, such as expenses of issuance, sale, redemption or repurchase of shares of beneficial interest; the expenses of and fees for registering or qualifying securities for sale; the fees and expenses of Trustees, officers and employees of the Trust who are not affiliated with the Manager; the cost of printing and distributing reports and notices to shareholders; and the fees and disbursements of custodians. Each Fund is also responsible for expenses of shareholder meetings and expenses incurred in connection with litigation proceedings and claims and the legal obligation it may have to indemnify its officers and Trustees with respect thereto.


Sub-Adviser

As of January 29, 2002, Delray Financial Corporation, 10356 St Andrews Road, Boynton Beach, Florida 33436, has been retained by the Manager to provide subadvisory services to each Fund. John N. Breazeale is the sole owner, principal executive officer and sole director of Delray, and was the portfolio manager for both of the Funds from each Fund's inception until 2001. Prior to 1994, Mr. Breazeale provided portfolio management services at Provident Institutional Management Inc., Mitchell Hutchins Asset Management Inc. (a subsidiary of PaineWebber Group), and with Mackenzie Investment Management Inc. Mr. Breazeale has over 31 years' experience in the securities industry. Under a subadvisory agreement with the Manager, Delray renders continuous investment advice to the Manager as to the investment of each Fund's assets. However, the Manager is responsible for implementing the execution of transactions recommended by Delray in the exercise of the Manager's independent judgment regarding the appropriateness of Delray's investment recommendations for each Fund in accordance with its investment objectives, policies and restrictions. The Manager pays the Sub-Adviser as compensation for Sub-Adviser's services to each Fund a quarterly fee in arrears at the rate of 10% of all fees payable during the same quarter by the Fund to the Adviser for investment advisory services provided pursuant to the Advisory Agreement, net of any fee waivers or expense reimbursements made by the Adviser with respect to the Fund relating to such quarter. The Manager pays the Sub-Adviser this quarterly fee out of the investment advisory fees it receives from each Fund.

In approving each Investment Advisory Agreement, the Board considered a number of factors, including: (1) performance of the Funds relative to funds with similar objectives; (2) the nature and quality of the services historically provided by the Manager; (3) the fairness of the compensation under the
Investment Management Agreements in light of the services provided; (4) comparative data as to advisory fees and expense ratios relative to funds with similar objectives; (5) the profitability to the Manager from the Investment Management Agreement; (6) the personnel, operations, financial condition, and investment management capabilities, methodologies and performance of the Manager, including the Manager's experience in providing investment advice relating to the types of securities primarily invested in by Money Market Fund and Millennium Opportunity Fund; and (7) the expenses borne by shareholders of the Funds.

In considering the Subadvisory Agreement with the Sub-Adviser, the Board considered, among other things, that the Subadvisory Agreement would allow Mr. Breazeale, through Delray, to continue to provide investment advisory services to the Funds. The Board also considered the nature and quality of the portfolio management services that had been rendered by Mr. Breazeale and, in particular, Mr. Breazeale's qualifications as the previous portfolio manager for the Funds and information related to Mr. Breazeale's past record of performance with the Funds. In addition, the Board considered the importance of maintaining continuity of advisory services from Mr. Breazeale, through Delray. The Board also noted that the overall advisory fees would remain the same and that the advisory services to be provided by Delray under the Subadvisory Agreement would be substantially the same as the advisory services previously provided by Mr. Breazeale as portfolio manager for the Funds, although the Manager would retain ultimate discretion concerning whether to implement Mr. Breazeale's recommendations.

Based upon their review, the Board determined that the Investment Advisory Agreements and the Subadvisory Agreement are in the best interests of each Fund and its shareholders. Accordingly, after consideration of the factors described above, and such other factors and information it considered relevant, the Board, including the unanimous vote of the Independent Trustees, approved the Investment Advisory Agreements and the Subadvisory Agreeement.

Distributor

Each Fund's shares are sold on a continuous, best efforts basis by Weiss Funds, Inc. (the "Distributor"), 4176 Burns Road, Palm Beach Gardens, Florida 33410, a registered broker-dealer and wholly-owned subsidiary of the Manager. During the period from September 21, 1999 (commencement of operations) to December 31, 1999 and the fiscal years ended December 31, 2000 and 2001, the Distributor received from sales of Class A shares of Millennium Opportunity Fund $0, $6,750 and $1,800, respectively, in sales commissions.


Code of Ethics

The Trust, the Manager and the Distributor have adopted a Code of Ethics pursuant to Rule 17j-1 under the 1940 Act designed to identify and address certain conflicts of interest between personal investment activities and the interests of investment advisory clients such as the Funds. The Code of Ethics applicable to the Trust, the Manager and the Distributor, which applies to portfolio managers, research analysts and others involved in the investment advisory process, permits personal securities transactions, including securities that may be purchased or held by the Funds, subject to certain restrictions. For instance, the Code imposes time periods during which personal transactions may not be made in certain securities, and requires, among other things, the submission of duplicate broker confirmations and quarterly reporting of securities transactions.

Administrator

PFPC Inc., Bellevue Park Corporate Center, 103 Bellevue Parkway, Wilmington, Delaware 19809 ("PFPC"), performs various administrative and accounting services for the Fund. These services include maintenance of books and records, preparation of certain governmental filings and shareholder reports and computation of net asset values and dividend distributions. For its administrative services, PFPC receives a fee, payable monthly, based upon the following: .09% of average net assets for Money Market Fund; and, for Millennium Opportunity Fund, .10% of the first $200 million of average net assets; .075% of the next $200 million of average net assets; .05% of the next $200 million of average net assets; and .03% of average net assets in excess of $600 million or a minimum of $100,000 annually, plus any out-of-pocket expenses.


Money Market Fund. For the fiscal years ended December 31, 1999, 2000 and 2001, PFPC received $79,965, $106,447 and $126,663, respectively, from Money Market Fund.

Millennium Opportunity Fund. For the period from September 21, 1999 (commencement of operations) to December 31, 1999, PFPC received fees of $3,479 from Millennium Opportunity Fund for administrative services after voluntarily waiving fees of $25,277. For the fiscal year ended December 31, 2000, PFPC received fees of $82,082 from Millennium Opportunity Fund for administrative services after voluntarily waiving fees of $23,332. For the fiscal year ended December 31, 2001, PFPC received fees of $103,980 from Millennium Opportunity Fund for administrative services.


Transfer Agent, Dividend Disbursing Agent and Custodian

PFPC serves as the Fund's transfer agent, dividend disbursing agent and registrar. In its capacity as transfer agent, dividend disbursing agent and registrar, PFPC performs bookkeeping, data processing and administrative services incidental to the maintenance of shareholder accounts.

PFPC Trust Company, 8800 Tinicum Boulevard, Philadelphia, Pennsylvania 19153, serves as custodian for each Fund's portfolio securities and cash.

PERFORMANCE INFORMATION

From time to time, quotations of each Fund's performance may be included in advertisements, sales literature or reports to shareholders or prospective investors. These performance figures are calculated in the following manners:

Average Annual Total Return

Average annual total return is the average annual compound rate of return for periods of one year, five years, and ten years, all ended on the last day of a recent calendar quarter. Average annual total return quotations reflect changes in the price of a Fund's shares and assume that all dividends and capital gains distributions during the respective periods were reinvested in Fund shares. Average annual total return is calculated by finding the average annual compound rates of return of a hypothetical investment over such periods according to the following formula (average annual total return is then expressed as a percentage):

                           T = (ERV/P)1/n - 1
         Where:

         P        =        a  hypothetical   initial  investment  of  $1,000,
                           adjusted, in the case of Millennium Opportunity Fund,
                           to deduct the applicable sales charge.
                           Class A shares.
         T        =        average annual total return.
         n        =        number of years.
         ERV      =        ending redeemable value:
                           ERV is the value, at the end of the applicable period, of a hypothetical $1,000 investment made at the beginning of the applicable period.


Average  annual  total  return of Money  Market Fund for the one- and  five-year periods ended December 31, 2001, and for the period from June 28, 1996 (commencement of operations) through December 31, 2001 was 3.54%, 4.57% and 4.58%, respectively. The average annual total return percentage reflects voluntary fee waivers and expense reimbursements by Money Market Fund's service providers. Without the voluntary waivers and reimbursements, Money Market Fund's average annual total return for the same periods would have been 3.25%, 3.77% and 1.18%, respectively.

Average annual total return of Millennium Opportunity Fund's Class A shares for the one-year period ended December 31, 2001 and the period from September 21, 1999 (commencement of operations) through December 31, 2001 was (5.54)% and
(8.91)%, respectively. The average annual total return percentage reflects voluntary fee waivers and expense reimbursements by Millennium Opportunity Fund's service providers. Without the voluntary waivers and reimbursements, average annual total return of Millennium Opportunity Fund's Class A shares for the same periods would have been (6.26)% and (9.47)%, respectively.

Average Annual Total Return (After Taxes on Distributions)

Average annual total return (after taxes on distributions) for a specified period is derived by calculating the actual dollar amount of the investment return on a $1,000 investment made at the maximum public offering price applicable at the beginning of the period, adjusted to deduct the applicable sales charge, and then calculating the annual compounded rate of return (after federal income taxes on distributions but not redemption) which would produce that amount, assuming a redemption at the end of the period. This calculation assumes a complete redemption of the investment but further assumes that the redemption has no federal income tax consequences. This calculation also assumes that all dividends and distributions, less the federal income taxes due on such distributions, are reinvested at net asset value on the reinvestment dates during the period. In calculating the impact of federal income taxes due on distributions, the federal income tax rates used correspond to the tax character of each component of the distributions (e.g., ordinary income rate for ordinary income distributions, short-term capital gain rate for short-term capital gains distributions and long-term capital gain rate for long-term capital gains distributions). The highest individual marginal federal income tax rate in effect on the reinvestment date is applied to each component of the distributions on the reinvestment date. Note that these tax rates may vary over the measurement period. The effect of applicable tax credits, such as the foreign tax credit, is also taken into account in accordance with federal tax law. The calculation disregards (i) the affect of phase-outs of certain exemptions, deductions and credits at various income levels, (ii) the impact of the federal alternative minimum tax and (iii) the potential tax liabilities other than federal tax liabilities (e.g., state and local taxes).

Average annual total return (after taxes on distributions) of Millennium Opportunity Fund's Class A shares for the one-year period ended December 31, 2001 and the period from September 21, 1999 (commencement of operations) through December 31, 2001 was (5.54)% and (8.27)%, respectively. The average annual total return percentage reflects voluntary fee waivers and expense reimbursements by Millennium Opportunity Fund's service providers. In connection with communicating its performance to current or prospective shareholders, the average annual total return (after taxes on distributions) without voluntary fee waivers and reimbursements may be presented, in which case the performance
information   may  be  less   favorable   than  that   reflecting   waivers  and
reimbursements.

Average Annual Total Return (After Taxes on Distributions and Redemption)

Average annual total return (after taxes on distributions and redemption) for a specified period is derived by calculating the actual dollar amount of the investment return on a $1,000 investment made at the maximum public offering price applicable at the beginning of the period, adjusted to deduct the applicable sales charge, and then calculating the annual compounded rate of return (after federal income taxes on distributions and redemption) which would produce that amount, assuming a redemption at the end of the period. This calculation assumes a complete redemption of the investment. This calculation also assumes that all dividends and distributions, less the federal income taxes due on such distributions, are reinvested at net asset value on the reinvestment dates during the period. In calculating the federal income taxes due on distributions, the federal income tax rates used correspond to the tax character of each component of the distributions (e.g., ordinary income rate for ordinary income distributions, short-term capital gain rate for short-term capital gains distributions and long-term capital gain rate for long-term capital gains distributions). The highest individual marginal federal income tax rate in effect on the reinvestment date is applied to each component of the distributions on the reinvestment date. Note that these tax rates may vary over the measurement period. The effect of applicable tax credits, such as the foreign tax credit, is taken into account in accordance with federal tax law. The calculation disregards the (i) effect of phase-outs of certain exemptions, deductions and credits at various income levels, (ii) the impact of the federal alternative minimum tax and (iii) the potential tax liabilities other than federal tax liabilities (e.g. state and local taxes). In calculating the federal income taxes due on redemption, capital gains taxes resulting from a redemption are subtracted from the redemption proceeds and the tax benefits from capital losses resulting from the redemption are added to the redemption proceeds. The highest federal individual capital gains tax rate in effect on the redemption date is used in such calculation. The federal income tax rates used correspond to the tax character of any gains or loses (e.g., short-term or long-term). Return after taxes on distributions and redemption may exceed return before taxes due to a tax benefit of realizing a capital loss upon the sale of fund shares. Actual after-tax returns may differ depending on individual circumstances. After-tax returns are not relevant if shares are held in a retirement account or in another tax-deferred arrangement.

Average annual total return (after taxes on distributions and redemption) of Millennium Opportunity Fund's Class A shares for the one-year period ended December 31, 2001 and the period from September 21, 1999 (commencement of operations) through December 31, 2001 was (3.37)% and (6.52)%, respectively. The average annual total return percentage reflects voluntary fee waivers and expense reimbursements by Millennium Opportunity Fund's service providers. In connection with communicating its performance to current or prospective shareholders, the average annual total return (after taxes on distributions and redemption) without voluntary fee waivers and reimbursements may be presented, in which case the performance information may be less favorable than that reflecting waivers and reimbursements.


Millennium Opportunity Fund may, from time to time, include in advertisements, promotional literature or reports to shareholders or prospective investors total return data that are not calculated according to the formula set forth above ("Non-Standardized Return"). With respect to Class A shares, sales charges are not taken into account in calculating Non-Standardized Return; a sales charge, if deducted, would reduce the return.


Non-Standardized Return of Millennium Opportunity Fund's Class A shares for the one-year period ended December 31, 2001 and the period from September 21, 1999 (commencement of operations) through December 31, 2001 was (5.54)% and (8.17)%, respectively. The Non-Standardized Return percentage reflects voluntary fee waivers and expense reimbursements by Millennium Opportunity Fund's service providers. Without the voluntary waivers and reimbursements, Non-Standardized Return of Millennium Opportunity Fund's Class A shares for the same periods would have been (5.55)% and (9.17)%, respectively.


Cumulative Total Return


In addition to average annual returns, a fund may quote unaveraged or cumulative returns reflecting the simple change in value of an investment over a stated period. Cumulative total return is the cumulative rate of return on a hypothetical initial investment of $1,000 for a specified period. Cumulative total return quotations reflect changes in the price of the Fund's shares and assume that all dividends and capital gains distributions during the period were reinvested in fund shares. Cumulative total return is calculated by finding the cumulative rates of return of a hypothetical investment over such periods according to the following formula (cumulative total return is then expressed as a percentage):


                           C = (ERV/P) - 1
         Where:

         C        =        Cumulative Total Return.
         P        =        a hypothetical initial investment of $1,000
                           adjusted, in the case of Millennium Opportunity Fund,
                           to deduct the applicable sales charge.
         ERV      =        ending redeemable value:
                                            ERV is the value,  at the end of the
                           applicable   period,   of   a   hypothetical   $1,000
                           investment made at the beginning of the applicable period.


Cumulative total return of Money Market Fund for the one- and five-year periods ended December 31, 2001 and for the period from June 28, 1996 (commencement of operations) through December 31, 2001 was 3.54%, 25.06% and 28.03%, respectively. Without the voluntary waivers and reimbursements, Money Market Fund's cumulative total return for the same periods would have been 3.25%, 20.33% and 6.67%, respectively.

Cumulative total return of Millennium Opportunity Fund's Class A shares for the one-year period ended December 31, 2001 and the period from September 21, 1999 (commencement of operations) through December 31, 2001 was (6.24)% and (19.14)%, respectively. The cumulative total return percentage reflects voluntary fee waivers and expense reimbursements by Millennium Opportunity Fund's service providers. Without the voluntary waivers and reimbursements, cumulative total return of Millennium Opportunity Fund's Class A shares for the same periods would have been (6.26)% and (20.30)%, respectively.


Total Return

Total Return is the rate of return on an investment for a specified period of time calculated in the same manner as cumulative total return. The total return percentage reflects voluntary fee waivers and expense reimbursements by the Funds' service providers.

Capital Change

Capital change measures the return from invested capital including reinvested capital gains distributions. Capital change does not include the reinvestment of income dividends.

Yield (Money Market Fund Only)

Current Yield: Current yield is the net annualized yield based on a specified 7 calendar-days calculated at simple interest rates. Current yield is calculated by determining the net change, exclusive of capital changes and income other than investment income, in the value of a hypothetical pre-existing account having a balance of one share at the beginning of the period and dividing such change by the value of the account at the beginning of the base period to obtain the base-period return. The base-period return is then annualized by multiplying it by 365/7; the resultant product equals net annualized current yield.


The current yield of Money Market Fund for the seven-day period ended December 31, 2001 was 1.59%. The current yield percentage reflects voluntary fee waivers and expense reimbursements by Money Market Fund's service providers. Without the voluntary waivers and reimbursements, Money Market Fund's current yield for the same seven-day period would have been 1.52%.


Effective Yield: Effective yield for Money Market Fund is the net annualized yield for a specified 7 calendar-days assuming a reinvestment in Fund shares of all dividends during the period (i.e., compounding). Effective yield is calculated by using the same base-period return used in the calculation of current yield, except that the base-period return is compounded by adding 1, raising the sum to a power equal to 365 divided by 7, and subtracting 1 from the result, according to the following formula:

Effective Yield = [(Base Period Return + 1)365/7] - 1


Money Market Fund's effective yield for the seven-day period ended December 31, 2001 was 1.61%. The effective yield percentage reflects voluntary fee waivers and expense reimbursements by Money Market Fund's service providers. Without the voluntary waivers and reimbursements, Money Market Fund's effective yield for the same seven-day period would have been 1.53%.


As described above, current yield and effective yield are based on historical earnings, show the performance of a hypothetical investment and are not intended to indicate future performance. Current yield and effective yield will vary based on changes in market conditions and the level of Fund expenses.

Comparison of Portfolio Performance

A comparison of the quoted non-standard performance offered for various investments is valid only if performance is calculated in the same manner. Since there are different methods of calculating performance, investors should consider the effects of the methods used to calculate performance when comparing performance of a Fund with performance quoted with respect to other investment companies or types of investments.


In connection with communicating its performance to current or prospective shareholders, each Fund also may compare these figures to the performance of unmanaged indices which may assume reinvestment of dividends or interest but generally do not reflect deductions for administrative and management costs. Examples include, but are not limited to the Dow Jones Industrial Average, the Consumer Price Index, Standard & Poor's 500 Composite Stock Price Index (S&P
500), the NASDAQ Composite Index, the NASDAQ OTC Composite Index, the NASDAQ Industrials Index, the Russell 2000 Index, and the statistics published by the Small Business Administration.


From time to time, in advertising and marketing literature, each Fund's performance may be compared to the performance of broad groups of mutual funds with similar investment goals, as tracked by independent organizations such as, Investment Company Data, Inc. ("ICD"), Lipper Analytical Services, Inc. ("Lipper"), CDA Investment Technologies, Inc. ("CDA"), Morningstar, Inc., Value Line Mutual Fund Survey and other independent organizations. When these organizations' tracking results are used, the Fund will be compared to the appropriate fund category, that is, by fund objective and portfolio holdings, or to the appropriate volatility grouping, where volatility is a measure of a fund's risk.

From time to time, in marketing and other Fund literature, Trustees and officers of the Trust, a Fund's portfolio manager, or members of the portfolio management team may be depicted and quoted to give prospective and current shareholders a better sense of the outlook and approach of those who manage the Fund. In addition, the assets that the Manager has under management in various geographical areas may be quoted in advertising and marketing materials.

Statistical and other information, as provided by the Social Security Administration, may be used in marketing materials pertaining to retirement planning in order to estimate future payouts of social security benefits. Estimates may be used on demographic and economic data.

Marketing and other Fund literature may include a description of the potential risks and rewards associated with an investment in the Fund. The description may include a "risk/return spectrum" which compares the applicable Fund to other Weiss funds or broad categories of funds, such as money market, bond or equity funds, in terms of potential risks and returns. Money market funds are designed to maintain a constant $1.00 share price and have a fluctuating yield. Share price, yield and total return of a bond fund will fluctuate. The share price and return of an equity fund also will fluctuate. The description may also compare the Fund to bank products, such as certificates of deposit. Unlike mutual funds, certificates of deposit are insured up to $100,000 by the U.S. Government and offer a fixed rate of return.

Because bank products guarantee the principal value of an investment and money market funds seek stability of principal, these investments are considered to be less risky than investments in either bond or equity funds, which may involve the loss of principal. However, all long-term investments, including investments in bank products, may be subject to inflation risk, which is the risk of erosion of the value of an investment as prices increase over a long time period. The risk/returns associated with an investment in bond or equity funds also will depend upon currency exchange fluctuation.

A risk/return spectrum generally will position the various investment categories in the following order: bank products, money market funds, bond funds and equity funds. Shorter-term bond funds generally are considered less risky and offer the potential for less return than longer-term bond funds. The same is true of domestic bond funds relative to international bond funds, and bond funds that purchase higher quality securities relative to bond funds that purchase lower quality securities. Growth and income equity funds are generally considered to be less risky and offer the potential for less return than growth funds. In addition, international equity funds usually are considered more risky than domestic equity funds but generally offer the potential for greater return.

Risk/return spectrums also may depict funds that invest in both domestic and foreign securities or a combination of bond and equity securities.

Evaluation of Fund performance made by independent sources may also be used in advertisements concerning the applicable Fund, including reprints of, or selections from, editorials or articles about the Fund.

BUYING SHARES

Money Market Fund. Share purchases are executed at the net asset value next calculated after a purchase order is received by Money Market Fund's transfer agent in good order as described in the Prospectus under "Opening an Account" and "Adding to Your Investment". Purchases are made in full and fractional shares.

Fund shares may be purchased without a sales charge if you purchase them through the Fund's Distributor. Broker-dealers other than the Distributor may assess transaction charges in connection with purchases of Fund shares.

Shares generally begin to earn dividends on the day your purchase order is executed. Purchases by check are executed on the day the check is received in good order by the transfer agent and begin earning income on the day the purchase order is executed. Money Market Fund may accept third party checks in payment for Fund shares subject to the Fund's operating procedures.

Millennium Opportunity Fund. Share purchases are executed at the net asset value next calculated, less any applicable front-end sales charge for Class A shares, after a purchase order is received by Millennium Opportunity Fund's transfer agent in good order as described under "Opening an Account" and "Adding to Your Investment" in the Fund's Class A Prospectus. Purchases are made in full and fractional shares.

A front-end sales charge of 1.50% is assessed on purchases of Millennium Opportunity Fund's Class A shares, subject to a maximum of $75 per account. Broker-dealers other than the Distributor may assess additional transaction charges in connection with purchases of the Fund's Class A shares. The front-end sales charge may be waived in connection with certain purchases as described in Millennium Opportunity Fund's Class A Prospectus under "Opening an Account - Waiver of Front-End Sales Charge."

Individual Retirement Accounts ("IRAs"), Roth IRAs and Education IRAs. Shares of the Trust may be used as a funding medium for retirement plans, including IRAs, Roth IRAs and Education IRAs. Eligible individuals may establish an IRA, Roth IRA or Education IRA by adopting a custodial account available from PNC Bank, National Association, which may impose a charge for establishing and/or maintaining the account.

REDEMPTIONS

The Trust may suspend the right of redemption of shares of each Fund and may postpone payment: (i) for any period during which the New York Stock Exchange (the "Exchange") is closed, other than customary weekend and holiday closings, or during which trading on the Exchange is restricted, (ii) when the SEC determines that a state of emergency exists which may make payment or transfer not reasonably practicable, (iii) as the SEC may by order permit for the protection of the Shareholders of the Trust, or (iv) at any other time when the Trust may, under applicable laws and regulations, suspend payment on the redemption of its shares.

The Trust agrees to redeem shares of each Fund solely in cash up to the lesser of $250,000 or 1% of the net asset value of the Fund during any 90-day period for any one shareholder. The Trust reserves the right to pay other redemptions, either total or partial, by a distribution in kind of securities (instead of cash) from the applicable Fund's portfolio, although the Trust has no current intention to do so. The securities distributed in such a distribution would be valued at the same value as that assigned to them in calculating the net asset value of the shares being redeemed. If a shareholder receives a distribution in kind, he or she should expect to incur transaction costs when he or she converts the securities to cash.

DIVIDENDS AND DISTRIBUTIONS

Money Market Fund. Money Market Fund intends to distribute substantially all of its investment income and any net realized capital gains. Net investment income for Money Market Fund consists of all interest income accrued on the Fund's assets, less accrued expenses. Interest income included in the daily computation of net investment income is comprised of original issue discount earned on discount paper accrued to the date of maturity as well as accrued interest. Money Market Fund's expenses, including the management fee payable to the Manager, are accrued each day.

Distributions by Money Market Fund are reinvested in the Fund or paid in cash at the election of the shareholder. If no election is made, all distributions will be reinvested in additional Fund shares. Dividends are declared daily. Money Market Fund intends to distribute dividends on the last business day of each month.

The net income of Money Market Fund is determined as of the close of regular trading on the Exchange, usually 4:00 p.m. New York time, on each day the Exchange is open for trading.

Millennium Opportunity Fund. Millennium Opportunity Fund intends to distribute to shareholders substantially all of its net investment income annually. Net investment income for Millennium Opportunity Fund consists of all income accrued on the Fund's assets, less all actual and accrued expenses. Millennium
Opportunity Fund intends to distribute to shareholders net realized capital gains after utilization of capital loss carryforwards, if any, at least annually.

Distributions by Millennium Opportunity Fund are reinvested in additional shares of the Fund or paid in cash at the election of the shareholder. If no election is made, all distributions will be reinvested in additional Fund shares. If an investment is in the form of a retirement plan, all dividends and capital gains distributions must be reinvested into the shareholder's account. Distributions are generally taxable, whether received in cash or reinvested. Exchanges among the Weiss funds are also taxable events.

TAXES

The following is a general discussion of certain tax rules thought to be applicable with respect to the Funds. It is merely a summary and is not an exhaustive discussion of all possible situations or of all potentially applicable taxes. Accordingly, shareholders and prospective shareholders should consult a competent tax adviser about the tax consequences to them of investing in the Funds.

General. Each Fund intends to qualify annually and elect to be treated as a regulated investment company under Subchapter M of the Code. To qualify, a Fund must, among other things, (a) derive in each taxable year at least 90% of its gross income from dividends, interest, payments with respect to securities loans, gains from the sale or other disposition of stock, securities, or foreign currencies, or other income (including but not limited to gains from options, futures, and forward contracts) derived with respect to its business of investing in such stock, securities or currencies; and (b) diversify its holdings so that, at the end of each fiscal quarter, (i) at least 50% of the market value of the Fund's assets is represented by cash, U.S. Government securities, the securities of other regulated investment companies, and other securities, with such other securities of any one issuer limited for purposes of this calculation to an amount not greater than 5% of the Fund's assets and 10% of the outstanding voting securities of such issuer, and (ii) not more than 25% of the value of its total assets is invested in securities of any other issuer (other than U.S. Government securities and the securities of other regulated investment companies).

As a regulated investment company, each Fund generally will not be subject to U.S. Federal income tax on its investment company taxable income (which includes, among other items, dividends, interest and net short-term capital gains in excess of net long-term capital losses) and net capital gains (net long-term capital gains in excess of net short-term capital losses) that it distributes to shareholders, if at least 90% of its investment company taxable income for the taxable year is distributed. Each Fund intends to distribute such income.

If for any taxable year a Fund fails to qualify as a regulated investment company, the Fund will be subject to U.S. Federal income tax on its taxable income (with no deduction for distributions to shareholders), and Fund distributions will be taxable to shareholders as ordinary dividends to the extent of the Fund's earnings and profits.

Amounts not distributed on a timely basis in accordance with a calendar year distribution requirement are subject to a nondeductible 4% excise tax. To avoid that tax, each Fund must distribute during each calendar year an amount equal to
(1) at least 98% of its ordinary income (not taking into account any capital gains or losses) for the calendar year, (2) at least 98% of its capital gains in excess of its capital losses (adjusted for certain ordinary losses) for the twelve-month period ending on October 31 of the calendar year, and (3) all ordinary income and capital gains for previous years that were not distributed during such years. A distribution will be treated as paid on December 31 of the current calendar year if it is declared by a Fund in October, November or December of that year to shareholders of record at some date in such a month and paid by the Fund during January of the following calendar year. Such distributions will be taken into account by shareholders in the calendar year the distributions are declared, rather than the calendar year in which the distributions are received.

Distributions. Distributions of investment company taxable income are taxable to a U.S. shareholder as ordinary income, whether paid in cash or shares. Because it is not anticipated that any portion of Money Market Fund's gross income will consist of dividends from domestic corporations, no portion of the dividends paid by the Fund to its corporate shareholders is expected to qualify for the dividends received deduction. If a portion of Millennium Opportunity Fund's income consists of dividends from U.S. corporations, a portion of the dividends paid by the Fund may be eligible for the dividends-received deduction for corporate shareholders. Distributions of net capital gains, if any, which are designated as capital gain dividends are taxable to shareholders as long-term capital gains, whether paid in cash or in shares, and regardless of how long the shareholder has held a Fund's shares. Such distributions are not eligible for the dividends received deduction. The tax treatment of distributions from a Fund is the same whether the dividends are received in cash or in additional shares. Shareholders receiving distributions in the form of newly issued shares will have a cost basis in each share received equal to the net asset value of a share of the applicable Fund on the reinvestment date. Shareholders will be notified annually as to the U.S. Federal tax status of distributions and shareholders receiving distributions in the form of newly issued shares will receive a report as to the net asset value of the shares received.

If shares of a Fund are held in a tax-deferred retirement plan account, income and gain will not be taxable each year. Instead, the taxable portion of amounts held in a retirement plan account generally will be subject to tax only when distributed from that account, and all of those taxable amounts will be taxable as ordinary income.

If the net asset value of shares is reduced below a shareholder's cost as a result of a distribution by a Fund, such distribution will be taxable even though it represents a return of invested capital. Investors should be careful to consider the tax implications of buying shares just prior to a distribution. The price of shares purchased at this time may reflect the amount of the forthcoming distribution. Those purchasing just prior to a distribution will receive a distribution which will nevertheless be taxable to them.

Disposition of Shares. Upon a redemption, sale or exchange of his or her shares, a shareholder will realize a taxable gain or loss depending upon his or her basis in the shares. Such gain or loss will be treated as capital gain or loss if the shares are capital assets in the shareholder's hands and, if so, will be long-term or short-term, depending upon the shareholder's holding period for the shares. Any loss realized on a redemption, sale or exchange will be disallowed to the extent the shares disposed of are replaced (including through reinvestment of dividends) within a period of 61 days beginning 30 days before and ending 30 days after the shares are disposed of. In such a case, the basis of the shares acquired will be adjusted to reflect the disallowed loss. Any loss realized by a shareholder on the sale of Fund shares held by the shareholder for six months or less will be treated as a long-term capital loss to the extent of any distributions of net capital gains received or treated as having been received by the shareholder with respect to such shares.

In some cases, shareholders of Millennium Opportunity Fund will not be permitted to take all or portion of their sales loads into account for purposes of determining the amount of gain or loss realized on the disposition of their shares. This prohibition generally applies where (1) the shareholder incurs a sales load in acquiring the shares of the Fund, (2) the shares are disposed of before the 91st day after the date on which they were acquired, and (3) the shareholder subsequently acquires shares in the Fund or another regulated investment company and the otherwise applicable sales charge is reduced under a "reinvestment right" received upon the initial purchase of Fund shares. The term "reinvestment right" means any right to acquire shares of one or more regulated investment companies without the payment of a sales load or with the payment of a reduced sales charge. Sales charges affected by this rule are treated as if they were incurred with respect to the shares acquired under the reinvestment right. This provision may be applied to successive acquisitions of Fund shares.

Discount. Certain of the bonds purchased by a Fund may be treated as bonds that were originally issued at a discount. Original issue discount represents interest for Federal income tax purposes and can generally be defined as the difference between the price at which a security was issued and its stated redemption price at maturity. Original issue discount is treated for Federal income tax purposes as income earned by a Fund even though the Fund doesn't actually receive any cash, and therefore is subject to the distribution requirements of the Code. The amount of income earned by a Fund generally is determined on the basis of a constant yield to maturity which takes into account the semiannual compounding of accrued interest.

In addition, some of the bonds may be purchased by a Fund at a discount which exceeds the original issue discount on such bonds, if any. This additional discount represents market discount for Federal income tax purposes. The gain realized on the disposition of any bond having market discount will be treated as ordinary income to the extent it does not exceed the accrued market discount on such bond (unless a Fund elects for all its debt securities acquired after the first day of the first taxable year to which the election applies having a fixed maturity date of more than one year from the date of issue to include market discount in income in tax years to which it is attributable). Generally, market discount accrues on a daily basis for each day the bond is held by a Fund at a constant rate over the time remaining to the bond's maturity.

Hedging Transactions (Millennium Opportunity Fund Only). The taxation of equity options and over-the-counter options on debt securities is governed by Code section 1234. Pursuant to Code section 1234, the premium received by Millennium Opportunity Fund for selling a put or call option is not included in income at the time of receipt. If the option expires, the premium is short-term capital gain to the Fund. If Millennium Opportunity Fund enters into a closing transaction, the difference between the amount paid to close out its position and the premium received is short-term capital gain or loss. If a call option written by Millennium Opportunity Fund is exercised, thereby requiring the Fund to sell the underlying security, the premium will increase the amount realized upon the sale of such security and any resulting gain or loss will be a capital gain or loss, and will be long-term or short-term depending upon the holding period of the security. With respect to a put or call option that is purchased by the Fund, if the option is sold, any resulting gain or loss will be a capital gain or loss, and will be long-term or short-term, depending upon the holding period of the option. If the option expires, the resulting loss is a capital loss and is long-term or short-term, depending upon the holding period of the option. If the option is exercised, the cost of the option, in the case of a call option, is added to the basis of the purchased security and, in the case of a put option, reduces the amount realized on the underlying security in determining gain or loss.

Certain options and futures contracts in which Millennium Opportunity Fund may invest are "section 1256 contracts." Gains or losses on section 1256 contracts generally are considered 60% long-term and 40% short-term capital gains or losses. Also, section 1256 contracts held by the Fund at the end of each taxable year (and, generally, for purposes of the 4% excise tax, on October 31 of each year) are "marked-to-market" (that is, treated as sold at fair market value), resulting in unrealized gains or losses being treated as though they were realized. Generally, the hedging transactions undertaken by Millennium Opportunity Fund may result in "straddles" for U.S. federal income tax purposes. The straddle rules may affect the character of gains (or losses) realized by the Fund. In addition, losses realized by Millennium Opportunity Fund on positions that are part of a straddle may be deferred under the straddle rules, rather than being taken into account in calculating the taxable income for the taxable year in which the losses are realized. Because only a few regulations implementing the straddle rules have been promulgated, the tax consequences to the Fund of engaging in hedging transactions are not entirely clear. Hedging transactions may increase the amount of short-term capital gain realized by Millennium Opportunity Fund which is taxed as ordinary income when distributed to shareholders.

Millennium Opportunity Fund may make one or more of the elections available under the Code which are applicable to straddles. If the Fund makes any of the elections, the amount, character and timing of the recognition of gains or losses from the affected straddle positions will be determined under rules that vary according to the election(s) made. The rules applicable under certain of the elections may operate to accelerate the recognition of gains or losses from the affected straddle positions.

Because the straddle rules may affect the character of gains or losses, defer losses and/or accelerate the recognition of gains or losses from the affected straddle positions, the amount which may be distributed to shareholders, and which will be taxed to them as ordinary income or long-term capital gain, may be increased or decreased as compared to a fund that did not engage in such hedging transactions.

Notwithstanding any of the foregoing, Millennium Opportunity Fund may recognize gain (but not loss) from a constructive sale of certain "appreciated financial positions" if the Fund enters into a short sale, offsetting notional principal contract or forward contract transaction with respect to the appreciated position or substantially identical property. Appreciated financial positions subject to this constructive sale treatment are interests (including options and forward contracts and short sales) in stock, partnership interests, certain actively traded trust instruments and certain debt instruments. Constructive sale treatment does not apply to certain transactions closed in the 90-day period ending with the 30th day after the close of the taxable year, if certain conditions are met.

Unless certain constructive sale rules (discussed more fully above) apply, Millennium Opportunity Fund will not realize gain or loss on a short sale of a security until it closes the transaction by delivering the borrowed security to the lender. Pursuant to Code Section 1233, all or a portion of any gain arising from a short sale may be treated as short-term capital gain, regardless of the period for which the Fund held the security used to close the short sale. In addition, Millennium Opportunity Fund's holding period of any security which is substantially identical to that which is sold short may be reduced or eliminated as a result of the short sale. Recent legislation, however, alters this treatment by treating certain short sales against the box and other transactions as a constructive sale of the underlying security held by the Fund, thereby requiring current recognition of gain, as described more fully above. Similarly, if Millennium Opportunity Fund enters into a short sale of property that becomes substantially worthless, the Fund will recognize gain at that time as though it had closed the short sale. Future Treasury regulations may apply similar treatment to other transactions with respect to property that becomes substantially worthless.


Backup Withholding. A Fund generally will be required to report to the IRS all distributions as well as gross proceeds from the redemption of the Fund's shares, except in the case of certain exempt shareholders. All such distributions and proceeds will be subject to withholding of Federal income tax at a rate of 30% ("backup withholding") in the case of non-exempt shareholders if (1) the shareholder fails to furnish a Fund with and to certify the shareholder's correct taxpayer identification number or social security number;
(2) the IRS notifies the shareholder or the Fund that the shareholder has failed to report properly certain interest and dividend income to the IRS and to respond to notices to that effect; or (3) when required to do so, the shareholder fails to certify that he or she is not subject to backup withholding. If the withholding provisions are applicable, any such distributions or proceeds, whether reinvested in additional shares or taken in cash, will be reduced by the amounts required to be withheld.


Other Taxation. The foregoing discussion relates only to U.S. Federal income tax law as applicable to U.S. persons (i.e., U.S. citizens and residents and domestic corporations, partnerships, trusts and estates). Distributions by a Fund also may be subject to state and local taxes, and their treatment under state and local income tax laws may differ from the U.S. Federal income tax treatment. In many states, Fund distributions which are derived from interest on certain U.S. Government obligations are exempt from state and local taxation. Shareholders should consult their tax advisers with respect to particular questions of U.S. Federal, state and local taxation. Shareholders who are not U.S. persons should consult their tax advisers regarding U.S. and foreign tax consequences of ownership of shares of a Fund, including the likelihood that distributions to them would be subject to withholding of U.S. Federal income tax at a rate of 30% (or at a lower rate under a tax treaty).

BROKERAGE ALLOCATION


Allocation of brokerage is supervised by the Manager. The primary objective of the Manager in placing orders for the purchase and sale of securities for the Fund's portfolio is to obtain the most favorable net results taking into account such factors as price, commission (negotiable in the case of U.S. national securities exchange transactions) where applicable, size of order, difficulty of execution and skill required of the executing broker-dealer. The Manager seeks to evaluate the overall reasonableness of brokerage commissions paid (to the extent applicable) through the familiarity of the Distributor with commissions charged on comparable transactions, as well as by comparing commissions paid by the Fund to reported commissions paid by others. The Manager reviews on a routine basis commission rates, execution and settlement services performed, making internal and external comparisons. For the fiscal years ended December 31, 1999, 2000 and 2001, Money Market Fund did not pay any brokerage commissions in connection with portfolio transactions. For the period from September 21,
1999 through December 31, 1999, Millennium Opportunity Fund paid $24,862 in brokerage commissions. For the fiscal year ended December 31, 2000 the Fund paid a total of $248,430 in brokerage commissions with respect to portfolio transactions aggregating $315,944,850. Of such amount, $248,110 in brokerage commissions with respect to portfolio transactions aggregating $315,944,850 was placed with broker-dealers who provided research services. For the fiscal year ended December 31, 2001 the Fund paid a total of $449,765 in brokerage commissions with respect to portfolio transactions aggregating $318,302,332. Of such amount, $449,765 in brokerage commissions with respect to portfolio transactions aggregating $318,302,332 was placed with broker-dealers who provided research services.


Each Fund's purchases and sales of fixed-income securities are generally placed by the Manager with primary market makers for these securities on a net basis, without any brokerage commission being paid by the Fund. Trading does, however, involve transaction costs. Transactions with dealers serving as primary market makers reflect the spread between the bid and asked prices. Purchases of underwritten issues may be made that will include an underwriting fee paid to the underwriter. Portfolio transactions in debt securities may also be placed on an agency basis, with a commission being charged.

When it can be done consistently with the policy of obtaining the most favorable net results, it is the Manager's practice to place such orders with broker-dealers who supply research, market and statistical information to a Fund. The term "research market and statistical information" includes advice as to the value of securities; the advisability of investing in, purchasing or selling securities; the availability of securities or purchasers or sellers of securities; and analyses and reports concerning issuers, industries, securities, economic factors and trends, portfolio strategy and the performance of accounts. The Manager is not authorized when placing portfolio transactions for a Fund to pay a brokerage commission (to the extent applicable) in excess of that which another broker might charge for executing the same transaction solely on account of the receipt of research, market or statistical information. The Manager does not place orders with brokers or dealers because the broker or dealer has or has not sold shares of a Fund. In effecting transactions in over-the-counter securities, orders are placed with the principal market makers for the security being traded unless, after exercising care, it appears that more favorable results are available elsewhere.

Although certain research, market and statistical information from broker-dealers may be useful to a Fund and to the Manager, it is the opinion of the Manager that such information only supplements its own research effort since the information must still be analyzed, weighed and reviewed by the Manager's staff. Such information may be useful to the Manager in providing services to clients other than the Fund and not all such information is used by the Manager in connection with the Fund. Conversely, such information provided to the Manager by broker-dealers through whom other clients of the Manager effect securities transactions may be useful to the Manager in providing services to a Fund.

The Board of Trustees has authorized the Manager to enter into directed brokerage arrangements on behalf of Millennium Opportunity Fund. Under this type of arrangement, the Manager places portfolio transactions with a particular broker in exchange for the broker's payment of certain Fund expenses. In certain instances, execution, clearance and settlement capabilities of the directed brokerage firm may not be as favorable as those otherwise obtainable. Millennium Opportunity Fund may also lose the possible advantage of aggregation of orders for several clients as a single transaction for the purchase or sale of a particular security and the ability to negotiate the commission rate.

NET ASSET VALUE

Money Market Fund. The net asset value per share of Money Market Fund is determined by dividing the value of the total assets of the Fund, less all liabilities, by the total number shares of the Fund outstanding. For purposes of processing purchase and redemption orders, the net asset value per share of Money Market Fund is calculated as of 12:00 noon and as of the close of regular trading on the Exchange on each business day except those holidays which the Exchange or the Federal Reserve Bank observe. The Exchange is normally closed on New Year's Day, Martin Luther King, Jr.'s Birthday, Presidents' Day, Good
Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day. On those days when Money Market Fund's Custodian or the Exchange close early as a result of such day being a partial holiday or otherwise, the Fund reserves the right to advance on that day the time by which purchase and redemption requests must be received.

Money Market Fund uses the amortized cost method of security valuation, as permitted under Rule 2a-7 under the 1940 Act. Under this method, securities acquired by Money Market Fund are valued at cost on the date of acquisition and thereafter assume a constant accretion of discount or amortization of premium to maturity, regardless of the impact of fluctuating interest rates on the market value of the instruments.

Millennium Opportunity Fund. The net asset value of shares of Millennium Opportunity Fund is computed as of the close of regular trading on the New York Stock Exchange (currently 4:00 p.m. Eastern Time) on each day the Exchange is open for trading. The Exchange is scheduled to be closed on the following holidays: New Year's Day, Dr. Martin Luther King, Jr. Day, Presidents' Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving and Christmas, and on the preceding Friday or subsequent Monday when one of these holidays falls on a Saturday or Sunday, respectively. Millennium Opportunity Fund's liabilities, if not identifiable as belonging to a particular class of the Fund, are allocated among that Fund's classes based on their relative net asset size. Liabilities attributable to a particular class are charged to that class directly. The total liabilities for a class are then deducted from the class's proportionate interest in Millennium Opportunity Fund's assets, and the resulting amount is divided by the number of shares of the class outstanding to produce its net asset value per share.

Securities traded on a national securities exchange or on the NASDAQ National Market System are valued at the last reported sale price that day. Lacking any sales, the security is valued at the calculated mean between the most recent bid quotation and the most recent asked quotation (the "Calculated Mean") on such exchange. An exchange traded option or futures contract and other financial instruments are valued at the last reported sale price prior to 4:00 p.m. (Eastern Time) as quoted on the principal exchange or board of trade on which such option or contract is traded. Lacking any sales, the option or futures contract is valued at the Calculated Mean.

Debt securities, other than short-term securities, are valued at bid prices supplied by Millennium Opportunity Fund's pricing agent(s) which reflect broker/dealer supplied valuations and electronic data processing techniques. Short-term securities with remaining maturities of sixty days or less shall be valued by the amortized cost method, which the Board believes approximates market value.

If, in the opinion of Millennium Opportunity Fund's Valuation Committee, the value of a portfolio asset as determined in accordance with these procedures does not represent the fair market value of the portfolio asset, the value of the portfolio asset is taken to be an amount which, in the opinion of the Valuation Committee, represents fair market value on the basis of all available information. The value of other portfolio holdings owned by Millennium Opportunity Fund is determined in a manner which, in the discretion of the Valuation Committee most fairly reflects fair market value of the property on the valuation date.

INDEPENDENT ACCOUNTANTS


_________________, located at serves as the Funds' independent accountants and has been appointed to serve as the Funds' independent accountants for the fiscal year ending December 31, 2002. The services to be performed by _______________ include audits of the Funds' annual financial statements and preparation of the Funds' federal and state income tax returns.


FINANCIAL STATEMENTS


The audited financial statements contained in the Funds' December 31, 2001 annual report, including the Report of Independent Accountants, Financial Highlights and Notes to Financial Statements, are to be filed by amendment.


ADDITIONAL INFORMATION


Dechert, Ten Post Office Square--South, Boston, MA 02109 serves as counsel to the Trust.

APPENDIX A

          DESCRIPTION OF STANDARD & POOR'S RATINGS SERVICES ("S&P") AND
              MOODY'S INVESTORS SERVICE, INC. ("MOODY'S") CORPORATE
                        BOND AND COMMERCIAL PAPER RATINGS

[From Moody's Rating Definitions, www.moodys.com, December 2000, and "Standard & Poor's Municipal Ratings Handbook," September 2000 Issue (McGraw-Hill, New York,
2000).]

MOODY'S:

(a) CORPORATE BONDS. Aaa Bonds which are rated Aaa are judged to be of the best quality. They carry the smallest degree of investment risk and are generally referred to as "gilt edged." Interest payments are protected by a large or by an exceptionally stable margin and principal is secure. While the various protective elements are likely to change, such changes as can be visualized are most unlikely to impair the fundamentally strong position of such issues.

         Aa Bonds which are rated Aa are judged to be of high quality by all standards. Together with the Aaa group they comprise what are generally known as high-grade bonds. They are rated lower than the best bonds because margins of protection may not be as large as in Aaa securities or fluctuation of protective elements may be of greater amplitude or there may be other elements present which make the long-term risk appear somewhat larger than the Aaa securities.

         A Bonds which are rated A possess many favorable investment attributes and are to be considered as upper-medium-grade obligations. Factors giving security to principal and interest are considered adequate, but elements may be present which suggest a susceptibility to impairment some time in the future.

         Baa  Bonds  which  are  rated  Baa  are   considered  as   medium-grade
obligations (i.e., they are neither highly protected nor poorly secured). Interest payments and principal security appear adequate for the present but certain protective elements may be lacking or may be characteristically unreliable over any great length of time. Such bonds lack outstanding investment characteristics and in fact have speculative characteristics as well.

         Ba Bonds which are rated Ba are judged to have speculative elements; their future cannot be considered as well-assured. Often the protection of interest and principal payments may be very moderate, and thereby not well safeguarded during both good and bad times over the future. Uncertainty of position characterizes bonds in this class.

         B Bonds which are rated B generally lack characteristics of the desirable investment. Assurance of interest and principal payments or of maintenance of other terms of the contract over any long period of time may be small.

         Caa Bonds which are rated Caa are of poor standing. Such issues may be in default or there may be present elements of danger with respect to principal or interest.

         Ca Bonds which are rated Ca represent obligations which are speculative in a high degree. Such issues are often in default or have other marked shortcomings.

         C Bonds which are rated C are the lowest rated class of bonds, and issues so rated can be regarded as having extremely poor prospects of ever attaining any real investment standing.

        (b) COMMERCIAL PAPER. Moody's short-term issuer ratings are opinions of the ability of issuers to honor senior financial obligations and contracts. These obligations have an original maturity not exceeding one year, unless explicitly noted.

         Moody's employs the following three designations, all judged to be investment grade, to indicate the relative repayment ability of rated issuers:

         Issuers rated Prime-1 (or supporting institutions) have a superior ability for repayment of senior short-term debt obligations. Prime-1 repayment ability will often be evidenced by many of the following characteristics: leading market positions in well-established industries; high rates of return on funds employed; conservative capitalization structure with moderate reliance on debt and ample asset protection; broad margins in earnings coverage of fixed financial charges and high internal cash generation; well-established access to a range of financial markets and assured sources of alternate liquidity.

         Issuers rated Prime-2 (or supporting institutions) have a strong ability for repayment of senior short-term debt obligations. This will normally be evidenced by many of the characteristics cited above but to a lesser degree. Earnings trends and coverage ratios, while sound, may be more subject to variation. Capitalization characteristics, while still appropriate, may be more affected by external conditions. Ample alternate liquidity is maintained.

         Issuers rated Prime-3 (or supporting institutions) have an acceptable ability for repayment of senior short-term obligations. The effect of industry characteristics and market compositions may be more pronounced. Variability in earnings and profitability may result in changes in the level of debt protection measurements and may require relatively high financial leverage. Adequate alternate liquidity is maintained.

         Issuers rated Not Prime do not fall within any of the Prime rating categories.

S&P:

        (a) LONG-TERM ISSUE CREDIT RATINGS. Issue credit ratings are based in varying degrees on the following considerations:

o Likelihood of payment -- capacity and willingness of the obligor to meet its financial commitment on an obligation in accordance with the terms of the obligation;

o        Nature of and provisions of the obligation; and

o Protection afforded by, and relative position of, the obligation in the event of bankruptcy, reorganization, or other arrangement under the laws of bankruptcy and other laws affecting creditors' rights.

         The issue ratings definitions are expressed in terms of default risk. As such, they pertain to senior obligations of an entity. Junior obligations are typically rated lower than senior obligations, to reflect the lower priority in bankruptcy, as noted above.

         AAA An obligation rated `AAA' has the highest rating assigned by S&P. The obligor's capacity to meet its financial commitment on the obligation is extremely strong.

         AA An obligation rated `AA' differs from the highest rated obligations only in small degree. The obligor's capacity to meet its financial commitment on the obligation is very strong.

         A An obligation rated `A' is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher-rated categories. However, the obligor's capacity to meet its financial commitment on the obligation is still strong.

         BBB An obligation rated `BBB' exhibits adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity of the obligor to meet its financial commitment on the obligation.

         BB, B, CCC, CC, and C Obligations rated `BB', `B', `CCC', `CC', and `C' are regarded as having significant speculative characteristics. `BB' indicates the least degree of speculation and `C' the highest. While such obligations will likely have some quality and protective characteristics, these may be outweighed by large uncertainties or major exposures to adverse conditions.

         BB An obligation rated `BB' is less vulnerable to nonpayment than other speculative issues. However, it faces major ongoing uncertainties or exposure to adverse business, financial, or economic conditions, which could lead to the obligor's inadequate capacity to meet its financial commitment on the obligation.

         B An obligation rated `B' is more vulnerable to nonpayment than obligations rated `BB,' but the obligor currently has the capacity to meet its financial commitment on the obligation. Adverse business, financial, or economic conditions will likely impair the obligor's capacity or willingness to meet its financial commitment on the obligation.

         CCC An obligation rated `CCC' is currently vulnerable to nonpayment and is dependent upon favorable business, financial, and economic conditions for the obligor to meet its financial commitment on the obligation. In the event of adverse business, financial, or economic conditions, the obligor is not likely to have the capacity to meet its financial commitment on the obligation.

         CC  An  obligation  rated  `CC'  is  currently  highly   vulnerable  to
nonpayment.

         C The `C' rating may be used to cover a situation where a bankruptcy petition has been filed or similar action has been taken, but payments on this obligation are being continued.

         D An obligation rated `D' is in payment default. The `D' rating category is used when payments on an obligation are not made on the date due even if the applicable grace period has not expired, unless S&P believes that such payments will be made during such grace period. The `D' rating also will be used upon the filing of a bankruptcy petition or the taking of a similar action if payments on an obligation are jeopardized.

         (b) COMMERCIAL PAPER. An S&P commercial paper rating is a current assessment of the likelihood of timely payment of debt having an original maturity of no more than 365 days. Ratings are graded into several categories, ranging from `A' for the highest-quality obligations to `D' for the lowest. These categories are as follows:

         A-1 This designation indicates that the degree of safety regarding timely payment is strong. Those issues determined to possess extremely strong safety characteristics are denoted with a plus sign (+) designation.

         A-2 Capacity for timely payment on issues with this designation is satisfactory. However, the relative degree of safety is not as high as for issues designated `A-1.'

         A-3 Issues carrying this designation have an adequate capacity for timely payment. They are, however, more vulnerable to the adverse effects of changes in circumstances than obligations carrying the higher designations.

         B Issues rated `B' are regarded as having only speculative capacity for timely payment.

         C This rating is assigned to short-term debt obligations with a doubtful capacity for payment.

         D Debt rated `D' is in payment default. The `D' rating category is used when interest payments or principal payments are not made on the date due, even if the applicable grace period has not expired, unless S&P believes such payments will be made during such grace period.